UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.______)

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MAIDEN HOLDINGS, LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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May 12, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual General Meeting of Shareholders of Maiden Holdings, Ltd. (the “Company”), which will be held on June 4, 2008, commencing at 3:00 p.m. (local time), at the Fairmont Hamilton Princess Hotel in Hamilton, Bermuda.

The enclosed notice and proxy statement contain details concerning the meeting. The Board of Directors recommends a vote “FOR” all the following items of business:

(1)	Election of six directors to serve until the 2009 Annual General Meeting of shareholders;
(2)	Ratification of the Audit Committee’s appointment of BDO Seidman, LLP as independent registered public accounting firm for the 2008 fiscal year;
(3)	Authorization of the election of two directors of Maiden Insurance Company, Ltd., a wholly-owned subsidiary of the Company (“Maiden Insurance”), to serve until the next annual general meeting of the shareholders of Maiden Insurance; and
(4)	Authorization of the ratification of the appointment of BDO Seidman, LLP as Maiden Insurance’s independent registered public accounting firm for the 2008 fiscal year.

Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

On behalf of the officers, directors and employees of Maiden Holdings, I would like to express our appreciation for your continued support. I look forward to seeing you at the Annual General Meeting.

Sincerely,

Barry D. Zyskind
Chairman of the Board of Directors

MAIDEN HOLDINGS, LTD.
48 Par-la-Ville Road, Suite 1141
Hamilton HM11, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 4, 2008

Date and Time:

Wednesday, June 4, 2008, at 3:00 p.m., local time

Place:

Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 11, Hamilton, Bermuda

Items of Business:

At the Annual General Meeting, you will be asked to consider and vote upon:

1.the election of six directors to serve until the 2009 Annual General Meeting of shareholders;

2. the ratification of the Audit Committee’s appointment of BDO Seidman, LLP as independent auditors for the 2008 fiscal year;

3. the authorization of the election of two directors of Maiden Insurance Company, Ltd., a wholly-owned subsidiary of the Company (“Maiden Insurance”), to serve until the next annual general meeting of the shareholders of Maiden Insurance; and

4. the authorization of the ratification of the appointment of BDO Seidman, LLP as Maiden Insurance’s independent registered public accounting firm for the 2008 fiscal year.

We also will transact such other business as may properly come before the meeting and any adjournments or postponements thereof. Each of these proposals is more fully described in the attached Proxy Statement.

Holders of record of common shares of record at the close of business on May 5, 2008, the date fixed by our Board of Directors as the record date for the meeting, are entitled to notice of and to vote on any matters that properly come before the Annual General Meeting and on any adjournment or postponement thereof.

By Order of the Board of Directors

Ben Turin
Chief Operating Officer, General Counsel and Secretary

Hamilton, Bermuda
May 12, 2008

YOU ARE URGED TO VOTE BY PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON REGARDLESS OF THE METHOD BY WHICH YOU VOTED. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

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PROXY STATEMENT

General Information

This Proxy Statement and the accompanying form of proxy are furnished to you and other shareholders of Maiden Holdings, Ltd. (“Maiden Holdings,” “Company,” “our,” “us,” or “we”) on behalf of our board of directors (the “Board of Directors”) for use at the 2008 Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 11, Hamilton, Bermuda, on June 4, 2008, at 3:00 p.m. (local time) and any adjournment or postponement thereof. All shareholders are entitled and encouraged to attend the Annual General Meeting in person.

All expenses in connection with this solicitation of proxies will be paid by us. Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

This Proxy Statement together with the accompanying proxy card was first mailed to shareholders entitled to vote at the Annual General Meeting on or about May 12, 2008.

Matters to be Voted Upon

As of May 12, 2008, the only business we expect to be presented at the Annual General Meeting is:

1.	the election of all nominees as director;
2.	the ratification of the appointment of BDO Seidman, LLP as independent auditors;
3.	the authorization of the election of two directors of Maiden Insurance Company, Ltd., a wholly-owned subsidiary of the Company (“Maiden Insurance”), to serve until the next annual general meeting of the shareholders of Maiden Insurance; and
4.	the authorization of the ratification of the appointment of BDO Seidman, LLP as Maiden Insurance’s independent registered public accounting firm for the 2008 fiscal year.

Record Date

The Board has fixed the close of business on May 5, 2008, as the record date for determining the holders of common shares entitled to notice of and to vote at the Annual General Meeting.

Outstanding Voting Securities

As of the record date, there were 59,550,000 outstanding common shares entitled to one vote per share.

Voting

Only holders of record of common shares at the close of business on May 5, 2008 are entitled to vote at the Annual General Meeting or at any adjournment or postponement of the meeting.

How do I vote?

Shareholders of record may vote by mail. Please complete, sign, date and return the enclosed proxy card in a timely manner to ensure that it is received prior to the meeting.

May I change my vote?

All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised at the option of the persons submitting them by giving written notice to the Secretary of the Company at the mailing address set forth below, by submitting a later-dated proxy by mail or by voting in person at the Annual General Meeting. The mailing address of our principal executive offices is 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.

What constitutes a quorum?

A majority of the total issued voting shares of the Company, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual General Meeting. Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Annual General Meeting for the purpose of determining the presence of a quorum. Brokers who do not receive shareholder instructions are entitled to vote on the election of directors and the ratification of our independent auditors. Broker non-votes and shareholder abstentions will have no effect on the outcome of the proposals.

What if a quorum is not represented at the Annual General Meeting?

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each shareholder entitled to attend and vote thereat.

How many votes are required to approve a proposal?

Under our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast “For” and “Against” the proposal by the holders of the common shares of the Company. Broker non-votes and shareholder abstentions will have no effect on the outcome of the proposals.

How will my shares be voted?

All common shares represented by properly executed proxies received pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy. In voting by proxy with regard to the election of directors, shareholders may vote in favor of each nominee or withhold their votes as to each nominee. Should any nominee become unable to accept nomination or election, the proxy holders named in the proxy card will vote for the election of such other person as a director as the present directors may recommend in the place of such nominee. With regard to the ratification of the appointment of our independent auditors, shareholders may vote in favor of the proposal, may vote against the proposal or may abstain from voting. Shareholders should specify their choices on the enclosed proxy card. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares represented by a properly submitted proxy will be voted:

1.	“FOR” the election of all nominees as director;
2.	“FOR” the ratification of the appointment of BDO Seidman, LLP as independent auditors;
3.	“FOR” the authorization of the election of two directors of Maiden Insurance to serve until the next annual general meeting of the shareholders of Maiden Insurance; and
4.	“FOR” the authorization of the ratification of the appointment of BDO Seidman, LLP as Maiden Insurance’s independent registered public accounting firm for the 2008 fiscal year.

In connection with any other business that may properly come before the Annual General Meeting, all properly executed proxies delivered pursuant to this solicitation and not revoked will be voted for you in the discretion of the proxy holders named in the proxy card.

A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by giving written notice of revocation to our Secretary, by submitting a proxy bearing a later date, or by attending the Annual General Meeting and voting in person. Attendance at the Annual General Meeting will not constitute, in itself, revocation of a proxy.

What if my shares are held by a broker?

If you are the beneficial owner of common shares held for you by a broker, your broker must vote those shares in accordance with your instructions Brokers who do not receive shareholder instructions are entitled to vote your shares for you on any discretionary items of business at the Annual General Meeting such as the election of directors and the ratification of the appointment of our independent auditors. “Broker non-votes” will be included in determining the presence of a quorum at the Annual General Meeting.

May I see a list of shareholders entitled to vote as of the record date?

A list of registered shareholders as of the close of business on May 5, 2008 will be available for examination by any shareholder for any purpose germane to the meeting during normal business hours from May 12, 2008 through June 4, 2008, at the principal executive offices of the Company, at 58 Par-la-Ville Road, Suite 1141, Hamilton HM 11, Bermuda.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common shares by each person or group known by us to own more than 5% of our common shares. Ownership percentages are based on 59,550,000 common shares outstanding as of May 5, 2008. We refer to Mr. Zyskind, Mr. Michael Karfunkel and Mr. George Karfunkel as our “Founding Shareholders” in this proxy statement.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Common Shares	Barry D. Zyskind Maiden Holdings, Ltd. 48 Par-la-Ville Road, Suite 1141 Hamilton HM11, Bermuda	3,950,000	(2)	6.5%
Common Shares	Michael Karfunkel Maiden Holdings, Ltd. 48 Par-la-Ville Road, Suite 1141 Hamilton HM11, Bermuda	3,950,000	(3)	6.5%
Common Shares	George Karfunkel Maiden Holdings, Ltd. 48 Par-la-Ville Road, Suite 1141 Hamilton HM11, Bermuda	3,950,000	(4)	6.5%

(1)	Based on 59,550,000 common shares outstanding, which does not include options outstanding on the date hereof to purchase 868,000 of our common shares, 48,000 of which options will vest on the first anniversary of the date of grant and 820,000 of which options will vest 25% on the first anniversary of the date of grant and 6.25% each quarter thereafter.
(2)	Includes 1,350,000 common shares issuable upon the exercise of 10-year warrants we issued to Barry D. Zyskind in connection with our formation and capitalization.
(3)	Includes 1,350,000 common shares issuable upon the exercise of 10-year warrants we issued to Michael Karfunkel in connection with our formation and capitalization.
(4)	Includes 1,350,000 common shares issuable upon the exercise of 10-year warrants we issued to George Karfunkel in connection with our formation and capitalization.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information concerning the beneficial ownership of our Shares by each director, by our named executive officers and by all our directors and executive officers as a group as of May 5, 2008. For purposes of the table below, common shares subject to options which are currently exercisable or exercisable within 60 days of May 12, 2008 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Class
Common Shares	Barry D. Zyskind	3,950,000	(2)	6.5%
Common Shares	Max G. Caviet	75,000	(3)	*
Common Shares	Ben Turin	46,108	(4)	*
Common Shares	Michael J. Tait	1,150	(5)	*
Common Shares	James A. Bolz	150	(6)	*
Common Shares	Simcha Lyons	17,000	(7)	*
Common Shares	Raymond M. Neff	62,000	(8)	*
Common Shares	Yehuda L. Neuberger	50,000	(9)	*
Common Shares	Steven H. Nigro	13,000	(10)	*
Common Shares	All executive officers and directors as a group (9 persons)	4,214,408		6.9%

*	Less than one percent.
(1)	Based on 59,550,000 common shares outstanding. Includes shares that the beneficial owner has the right to acquire within 60 days upon exercise of stock options.
(2)	Includes 1,350,000 common shares issuable upon the exercise of 10-year warrants we issued to Barry Zyskind in connection with our formation and capitalization.
(3)	We granted Mr. Caviet options to acquire 300,000 common shares on June 26, 2007. The amount shown above includes 75,000 options that will vest on June 26, 2008. The remaining 225,000 options will vest in twelve equal quarterly installments thereafter and are excluded from the amount shown above. 250,000 of Mr. Caviet’s 300,000 options will be forfeited if he does not sign a definitive employment agreement with us by June 30, 2008.
(4)	We granted Mr. Turin options to acquire 75,000 common shares on June 26, 2007. The amount shown above includes 18,750 options that will vest on June 26, 2008. The remaining 56,250 options will vest in twelve equal quarterly installments thereafter and are excluded from the amount shown above. The amount shown above also excludes 75,000 options that we granted to Mr. Turin on March 24, 2008, which options vest 25% on the first anniversary on the date of grant and 6.25% each quarter thereafter.
(5)	The amount shown above excludes options to acquire 50,000 common shares that we granted to Mr. Tait on November 6, 2007, which options will vest 25% on the first anniversary of the date of grant and 6.25% each quarter thereafter.
(6)	The amount shown above excludes options to acquire 50,000 common shares that we granted Mr. Bolz on October 23, 2007, which options will vest 25% on the first anniversary of the date of grant and 6.25% each quarter thereafter.
(7)	The amount shown above includes options to acquire 12,000 common shares that we granted to Mr. Lyons at the closing of the private offering, which options will vest on July 3, 2008.
(8)	The amount shown above includes options to acquire 12,000 common shares that we granted to Mr. Neff at the closing of the private offering, which options will vest on July 3, 2008.
(9)	The amount shown includes 50,000 common shares held under joint tenancy with right of survivorship with Mr. Neuberger’s wife, Anne Neuberger. The amount shown above excludes options to acquire 12,000 common shares that we granted Mr. Neuberger on January 8, 2008, which options will vest on the first anniversary of the date of grant.
(10)	The amount shown above includes options to acquire 12,000 common shares that we granted to Mr. Nigro at the closing of the private offering, which options will vest on July 3, 2008.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors. All directors will be elected at the Annual General Meeting, each to serve for a one-year term until the 2009 Annual General Meeting of Shareholders and until the election or appointment and qualification of his successor, or until his earlier death, resignation or removal. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated Messrs. Barry D. Zyskind, Max G. Caviet, Raymond M. Neff, Simcha Lyons, Yehuda L. Neuberger and Steven H. Nigro for election as directors at the Annual General Meeting. Proxies cannot be voted for more than six director nominees.

Each of the director nominees is standing for re-election to the Board of Directors and has consented to serve for a new term. Unless you otherwise indicate, proxies that we receive will be voted in favor of the election of the director nominees. The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our Board of Directors may recommend.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED BELOW.

Information about the Nominees

Barry D. Zyskind, 36, has served as non-executive Chairman of our Board of Directors since June 2007. For the last five years, Mr. Zyskind also has served as the President and Chief Executive Officer of AmTrust Financial Services, Inc. (“AmTrust”) and as a director of AmTrust’s wholly owned subsidiaries, Technology Insurance Company, Inc. (“TIC”), Rochdale Insurance Company (“RIC”), Wesco Insurance Company (“WIC”), AmTrust International Insurance, Ltd. (“AII”) and AmTrust International Underwriters Limited (“AIU”) and, since September 7, 2007, Associated Industries Insurance Company, Inc. (“AIIC”). Mr. Zyskind also serves as a director of American Stock Transfer & Trust Company. Prior to joining AmTrust, Mr. Zyskind was an investment banker at Janney Montgomery Scott, LLC in New York. Mr. Zyskind received an M.B.A. from New York University’s Stern School of Business in 1997. Mr. Zyskind is the son-in-law of Michael Karfunkel, who is a major shareholder and the non-executive Chairman of the board of directors of AmTrust.

Max G. Caviet, 55, has served as our President and Chief Executive Officer since July 2007. Mr. Caviet has also served as the President and a director of AII and AIU since 2003. From 1994 to 2003, Mr. Caviet was Engineering and Extended Warranty Underwriter with Trenwick International Limited, a reinsurance company. In 1990, Mr. Caviet joined Crowe Underwriting Agency Ltd. as its Engineering and Extended Warranty Underwriter. In 1982, Mr. Caviet joined CIGNA Insurance Company of North America (UK) Ltd. as a Senior Underwriter for Special Risks and was promoted to Engineering and Underwriting Manager. Between 1972 and 1982, Mr. Caviet was an underwriter and team leader, specializing in engineering risks, at British Engine Insurance Company.

Raymond M. Neff, 66, has been a member of our Board of Directors since June 2007. Since 1999, Mr. Neff has served as President of Neff & Associates Insurance Consulting, Inc. and Insurance Home Office Services, LLC. He was Chairman of the Board of the Florida Workers’ Compensation Joint Underwriting Association and a member of the Florida Joint Underwriting Association Board until 2008. He also previously worked at FCCI Insurance Group (a property and casualty insurance company) as President and CEO from 1986 to 1998 and as Executive Vice President and Chief Operating Officer from 1985 to 1986. From 1979 to 1986, Mr. Neff held various positions at the Department of Labor and Employment Security and the Department of Insurance for the State of Florida. From 1965 to 1979, he worked at W.W. Stribling Associates (1978-1979) (an insurance consulting group); Kenny Corporation (1973-1978) (a multi-line insurance agency); Foremost Life Insurance Company (1969-1973); and the Department of Insurance for the State of Michigan (1965-1969). Mr. Neff received his Masters of Arts, Actuarial Science, from the University of Michigan in 1965 and received B.S. degrees in Mathematics and Accounting from Central Michigan University in 1963.

Simcha Lyons, 61, has been a member of our Board of Directors since June 2007. Since 2005, Mr. Lyons has served as a senior advisor to the Ashcroft Group, LLC of Washington, D.C., a strategic consulting firm founded by the former Attorney General of the United States, John Ashcroft. Since 2003, he has also served as chairman of Lyons Global Advisors LTD, a political consulting firm. Prior to 2002, Mr. Lyons was Vice-Chairman of Raskas Foods of St. Louis, Missouri, a family owned business that manufactured cream cheese, sour cream, and blue cheese products for the supermarket industry, the food service industry and the food processing industry.

Yehuda L. Neuberger, 31, has been a member of our board since January 2008. Mr. Neuberger currently serves as Senior Vice President for American Stock Transfer & Trust Company, with responsibility for Strategic Planning and oversight of various operational divisions. American Stock Transfer is controlled by Michael and George Karfunkel, two of our Founding Shareholders. Prior to joining American Stock Transfer in 2001, Mr. Neuberger practiced as an attorney with the law firm of Weil, Gotshal & Manges. Mr. Neuberger is a graduate of Johns Hopkins University and Harvard Law School. Mr. Neuberger is the son-in-law of George Karfunkel, who is a major shareholder and a director of AmTrust.

Steven H. Nigro, 48, has been a member of our Board of Directors since July 2007. Mr. Nigro has over 25 years of experience in financial services and specializes in corporate and structured finance in the insurance industry. In 2005, he co-founded Pfife Hudson Group, an investment bank specializing in corporate finance, structured finance and asset management with a specialty in the insurance industry. From 2002 to 2005, Mr. Nigro was a managing director at Rhodes Financial Group, LLC and from 1998 to 2002, he was a managing director at Hales & Company, both financial advisory firms catering exclusively to the insurance industry. From 1994 to 1997, he was Chief Financial Officer and Treasurer of Tower Group, Inc., an insurance holding company, where he was responsible for financial and regulatory management, strategic planning and corporate finance. Mr. Nigro has also served as a managing director at Cantor Fitzgerald Securities Corp., a lending broker and dealer in equity and fixed income securities, and OTA Limited Partnership, a derivatives trading firm and merchant banker specializing in the financial services industry, where he was involved in the acquisitions and financial management of the firm’s broker-dealer, savings and loan and insurance companies. Mr. Nigro began his career with Arthur Young and Co. and is a Certified Public Accountant in New York.

CORPORATE GOVERNANCE

Board Independence

Mr. Neff, Mr. Lyons and Mr. Nigro are “independent” under the rules of the NASDAQ Stock Market. Although NASDAQ rules require that a majority of the Board of Directors be independent, under special phase-in rules applicable to new public companies we have twelve months from May 6, 2008 (the date of our listing on NASDAQ) to comply with the majority board independence requirement. We expect to be in compliance with this requirement before the expiration of the phase-in period.

Board Meetings and Committees; Attendance at Annual General Meeting

The Board of Directors held two meetings in 2007. Each director attended at least 75% of his board and committee meetings.

Our corporate governance guidelines provide that all directors are expected to attend our Annual General Meeting of shareholders.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised entirely of independent directors within the meaning of the rules of the NASDAQ Stock Market except for Mr. Neuberger. However, under special phase-in rules applicable to new public companies we have twelve months from May 6, 2008 (the date of our listing on NASDAQ) to comply with the independent committee requirement. We expect to be in compliance with this requirement before the expiration of the phase-in period. In addition, our Board of Directors has established an Executive Committee.

Executive Committee

The Executive Committee assists our Board of Directors in providing guidance on our overall strategy, business development and corporate oversight. The Executive Committee, to the extent it deems advisable and appropriate, will, among its other responsibilities, recommend positions for us on significant, relevant public policy issues. In addition, the Executive Committee exercises the power and authority of our Board of Directors between board meetings, except that the Executive Committee cannot authorize actions with respect to the following:

•	any issuance of equity securities by us;
•	adoption, amendment or repeal of our bye-laws;
•	a merger, amalgamation or acquisition between us and another company;
•	a sale of all or substantially all of our assets;
•	our liquidation or dissolution;
•	any action that, pursuant to resolution of the Board of Directors, applicable law or the rule of any securities exchange or automated inter-dealer quotation system on which any of our securities are traded, is reserved to any other committee of the Board of Directors;
•	any action or matter expressly required by any provision of our bye-laws or our memorandum of association or the laws of the Bermuda to be submitted to shareholders for approval; or
•	any action that is in contravention of specific directions given by the full Board of Directors.

Mr. Caviet is the chairman of our Executive Committee and the other member of our Executive Committee is Mr. Zyskind.

Our Executive Committee met on a monthly basis in 2007.

Audit Committee

The Audit Committee is a separately-designated standing committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee assists our Board of Directors in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee’s responsibilities also include appointing (subject to shareholder ratification), reviewing, determining funding for and overseeing our independent auditors and their services. Further, the Audit Committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

•	review and approve all related party transactions, including those with AmTrust and our Founding Shareholders, as well as any subsequent modifications thereto, for actual or potential conflict of interest situations on an ongoing basis;
•	review and discuss with appropriate members of our management and the independent auditors our audited financial statements, related accounting and auditing principles, practices and disclosures;
•	review and discuss our audited annual and unaudited quarterly financial statements prior to the filing of such statements;
•	establish procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding our financial statements or accounting policies;
•	review reports from the independent auditors on all critical accounting policies and practices to be used for our financial statements and discuss with the independent auditor the critical accounting policies and practices used in the financial statements;
•	obtain reports from our management and internal auditors that we, our subsidiary and affiliated entities are in compliance with the applicable legal requirements and our Code of Business Conduct and Ethics, and advise our Board of Directors about these matters; and
•	monitor the adequacy of our operating and internal controls as reported by management and the independent or internal auditors.

Mr. Neff is the chairman of our Audit Committee and the other members of our Audit Committee are Messrs. Lyons and Nigro. All the members of the Audit Committee are independent as that term is defined in the listing standards of the NASDAQ Stock Market. The Board of Directors has determined that Messrs. Lyons and Nigro are “Audit Committee financial experts.”

The Audit Committee has adopted a charter. The charter is not currently available on our website but is attached to this proxy statement as Appendix A.

During 2007, the Audit Committee met two times.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited consolidated financial statements of Maiden Holdings, Ltd. with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 regarding independence discussions with Audit Committees as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee has discussed with the independent auditors the independent auditors’ independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in our Annual Report to Security Holders for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Raymond M. Neff, Chairman
Simcha Lyons
Steven H. Nigro

Compensation Committee

The Compensation Committee’s responsibilities include, among other responsibilities:

•	reviewing and approving corporate and individual goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;
•	evaluating the performance of our Chief Executive Officer and other executive officers in light of such corporate and individual goals and objectives and, based on that evaluation, together with the other independent directors if directed by the Board of Directors, determining the base salary and bonus of the Chief Executive Officer and other executive officers and reviewing the same on an ongoing basis;
•	reviewing all related party transactions involving compensatory matters, including those with AmTrust and our Founding Shareholders;
•	establishing and administering equity-based compensation under the 2007 Share Incentive Plan and any other incentive plans and approving all grants made pursuant to such plans; and
•	making recommendations to our Board of Directors regarding non-employee director compensation and any equity-based compensation plans.

Please refer to the Compensation Discussion and Analysis for a discussion of our policies and procedures for determining and establishing executive compensation.

Mr. Nigro is the chairman of our Compensation Committee and the other members of our Compensation Committee are Messrs. Neff and Neuberger. Mr. Neuberger is not an “independent” director under the rules of the NASDAQ Stock Market, and therefore our Compensation Committee is not comprised solely of independent directors. Although NASDAQ rules require that the Compensation Committee be comprised solely of independent directors, under special phase-in rules applicable to new public companies we have twelve months from May 6, 2008 (the date of our listing on NASDAQ) to comply with the independent committee requirement. We expect to be in compliance with this requirement before the expiration of the phase-in period.

The Compensation Committee has adopted a charter. The charter is not currently available on our website but is attached to this proxy statement as Appendix B.

During 2007, the Compensation Committee met one time.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities with respect to assisting our Board of Directors include, among other responsibilities:

•	establishing the criteria for membership on our Board of Directors;
•	reviewing periodically the structure, size and composition of our Board of Directors and making recommendations to the board as to any necessary adjustments;
•	identifying individuals qualified to become directors for recommendation to our Board of Directors;
•	identifying and recommending for appointment to our Board of Directors, directors qualified to fill vacancies on any committee of our Board of Directors;
•	having sole authority to select, retain and terminate any consultant or search firm to identify director candidates and having sole authority to approve the consultant or search firm’s fees and other retention terms;
•	considering matters of corporate governance, developing and recommending to the board a set of corporate governance principles and our code of business conduct and ethics, as well as recommending to the board any modifications thereto;
•	considering questions of actual or possible conflicts of interest, including related prior transactions, of members of our Board of Directors and of senior executives of our Company;
•	developing and recommending to our Board of Directors for its approval an annual board and committee self-evaluation process to determine the effectiveness of their functioning; and
•	exercising oversight of the evaluation of the board, its committees and management.

Mr. Lyons is the chairman of our Nominating and Corporate Governance Committee and the other members are Messrs. Neuberger and Nigro. Mr. Neuberger is not an “independent” director under the rules of the NASDAQ Stock Market, and therefore our Nominating and Corporate Governance Committee is not comprised solely of independent directors. Although NASDAQ rules require that the Nominating and Corporate Governance Committee be comprised solely of independent directors, under special phase-in rules applicable to new public companies we have twelve months from May 6, 2008 (the date of our listing on NASDAQ) to comply with the independent committee requirement. We expect to be in compliance with this requirement before the expiration of the phase-in period.

In carrying out its function to nominate candidates for election to our Board of Directors, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of our Board of Directors at that point in time. The Nominating and Corporate Governance Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in Board of Directors activities, including attendance at, and active participation in, meetings of the Board of Directors, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee’s judgment, interfere with or limit such candidate’s ability to do so. Each candidate should also be prepared to represent the best interests of all of our shareholders and not just one particular constituency. Additionally, in determining whether to recommend a director for re-election, the

Nominating and Corporate Governance Committee also considers the director’s past attendance at Board of Directors and committee meetings and participation in and contributions to the activities of our Board of Directors.

The Nominating and Corporate Governance Committee considers recommendations for director candidates submitted by shareholders. A shareholder recommending an individual for consideration by the Nominating and Corporate Governance Committee must provide (i) evidence in accordance with the provisions of Regulation 14a-8 under the Securities Exchange Act of 1934, as amended, of compliance with the shareholder eligibility requirements and (ii) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors including, without limitation, name, age, address, principal occupation or employment, and stock ownership. Shareholders should send the required information to Maiden Holdings, Ltd., c/o Secretary, 48 Par-la-Ville Road, Suite 1141, Hamilton HM11, Bermuda.

In order for a recommendation to be considered by the Nominating and Corporate Governance Committee for the 2009 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act, the Secretary must receive the recommendation no later than the close of business local time on January 13, 2009. Such recommendations must be sent via registered, certified or express mail (or other means that allows the shareholder to determine when the recommendation was received by us). The Secretary will send any shareholder recommendations to the Nominating and Corporate Governance Committee for consideration at a future committee meeting. Individuals recommended by shareholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee has adopted a charter. The charter is not currently available on our website but is attached to this proxy statement as Appendix C.

During 2007, the Nominating and Corporate Governance Committee met one time.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted corporate governance guidelines and a code of business conduct and ethics that apply to all of our directors, officers and employees. These documents will be made available in print, free of charge, to any shareholder requesting a copy in writing from our company secretary at our office located at 48 Par-la-Ville Road, Suite 1141, Hamilton HM 11, Bermuda. A copy of our code of business conduct and ethics also will be available in the near future on our website at www.maiden.bm.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the Board of Directors (either individually or as a body) by addressing the correspondence to that individual or body to The Board of Directors, c/o Ben Turin, Chief Operating Officer, General Counsel and Secretary, Maiden Holdings, Ltd., 48 Par-la-Ville Road, Suite 1141, Hamilton HM 11, Bermuda or by calling (441) 292-7090.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of ownership and changes of ownership of our common shares with the SEC. We believe that during fiscal year 2007, no filing requirements applicable to our directors and executive officers were necessary.

EXECUTIVE OFFICERS

The table below sets forth the names, ages and positions of our executive officers:

Name	Age	Position(s)
Max G. Caviet	55	President, Chief Executive Officer and Director
Michael J. Tait	47	Chief Financial Officer
Ronald E. Pipoly, Jr.(1)	41	Interim Chief Financial Officer
Joseph T. Gaito(2)	45	Senior Vice President and Chief Underwriting Officer of Maiden Insurance
Ben Turin	42	Chief Operating Officer, General Counsel and Secretary
James A. Bolz	49	Senior Vice President – Underwriting of Maiden Insurance

(1)	Resigned from all positions with the Company in November 2007.
(2)	Resigned from all positions with the Company effective April 1, 2008.

Set forth below are descriptions of the backgrounds of each of our executive officers, other than Max G. Caviet, whose background is described above under “Election of Directors”.

Michael J. Tait, Chief Financial Officer, joined Maiden as our Chief Financial Officer in November 2007. Prior to joining Maiden, Mr. Tait served as the Chief Financial Officer of Marsh’s Global Captive Solutions Group since December 2005. Prior to being named Chief Financial Officer, he served as Director, Client Services of Marsh Management Services (Bermuda) Limited for almost nine years. Mr. Tait received his degree in Business Administration from the University of Dundee, Scotland in 1981 and is a member of the Institute of Chartered Accountants of Scotland.

Ronald E. Pipoly, Jr., Interim Chief Financial Officer, who resigned from his position with the Company in November 2007, joined Maiden in July 2007 and served as our Interim Chief Financial Officer until his resignation. In addition, Mr. Pipoly also has served as the Chief Financial Officer of AmTrust since 2001. From 1993 to 2001, Mr. Pipoly served as Financial Analyst, Assistant Controller, and finally Controller at PRS Group, Inc. (a property and casualty insurance holding company) in Beachwood, Ohio. Mr. Pipoly began his career at Coopers and Lybrand, where he worked from 1988 through 1993. He received a B.S. in Accounting from the University of Akron in 1988.

Joseph T. Gaito, Senior Vice President and Chief Underwriting Officer of Maiden Insurance, who resigned from all his positions with the Company effective April 1, 2008, joined Maiden in October 2007 and served as Senior Vice President and Chief Underwriting Officer of Maiden Insurance until his resignation. Prior to joining Maiden Insurance, Mr. Gaito served as the Vice President of Underwriting of AmTrust Underwriters, Inc., an AmTrust subsidiary, since 2005. From 2002 to 2005 Mr. Gaito served as Vice President and Underwriting/Insurance Program Department Manager at Alea Alternative Risk. Mr. Gaito has over 15 years of underwriting experience, predominantly involving reinsurance transactions in managerial and executive capacities. Mr. Gaito received his BA from Iona College, NY in 1984 with a major in Finance and a minor in Economics.

Ben Turin, Chief Operating Officer, General Counsel and Secretary, has served as our Chief Operating Officer, General Counsel and Assistant Secretary since July 2007 and has served as Secretary since January 2008. Prior to joining Maiden, Mr. Turin served as the General Counsel - US Operations of AmTrust from March 2007 through June 2007. From 2006 to 2007 he served as Vice President, General Counsel and Secretary of Gateway Energy Services Corporation (a retail marketer of natural gas and electricity). From 2000 to 2006, Mr. Turin was engaged in the private practice of law with the law firms of Windels, Marx, Lane & Mittendorf LLP (2005-2006); Ellenoff Grossman & Schole LLP (2003-2005) and Vinson & Elkins LLP (2000-2002). Mr. Turin received his J.D. from the University of Houston Law Center in 2000.

James A. Bolz, Senior Vice President — Underwriting of Maiden Insurance, has served as Senior Vice President — Underwriting of Maiden Insurance since October 2007. Prior to joining Maiden Insurance, Mr. Bolz served as Second Vice President of Marketing of Discover Re since 2005. From 1998 to 2005 Mr. Bolz served as Senior Vice President, Alea Group at Alea Group Holdings (Bermuda) Ltd. Mr. Bolz has approximately 25 years of insurance and reinsurance experience in managerial and executive capacities. In addition to his extensive treaty reinsurance background, Mr. Bolz has a broad knowledge of specialized insurance program structures and the market for them. Mr. Bolz holds two B.A. degrees from the State University of New York at Geneseo.

COMPENSATION DISCUSSION AND ANALYSIS

The material elements of our compensation philosophy, strategy and plans as of the date of this prospectus are discussed below.

Overview

At this initial stage of our development, the objectives of our executive compensation policy will be to retain those executives whom we believe will be essential to our growth, to attract other talented and dedicated executives and to motivate each of our executives to develop our overall profitability. To achieve these goals, we intend to offer each executive an overall compensation package that is simple, but competitive and a substantial portion of which will be tied to the achievement of specific performance objectives. Our overall strategy is to compensate our named executive officers with a simple mix of cash compensation, in the form of base salary and bonus, and equity compensation, in the form of share options and restricted share awards.

We have not to date retained a compensation consultant. Compensation decisions, including those relating to the employment agreements to be offered to certain of our named executive officers, will be made by our Board of Directors upon the recommendation of the Compensation Committee. Mr. Caviet will be involved in making recommendations to the Board of Directors regarding the compensation arrangements for other executives.

Prior to the completion of the private offering, Mr. Caviet, our Chief Executive Officer, Mr. Pipoly, our former interim Chief Financial Officer, Mr. Turin, our Chief Operating Officer, General Counsel and Secretary, and Joseph T. Gaito, the former Senior Vice President and Chief Underwriting Officer of Maiden Insurance, were employed by AmTrust and Mr. Caviet and Mr. Pipoly continue to be employed by AmTrust. In April 2008, Mr. Gaito rejoined AmTrust. In the case of Mr. Caviet, his employment with AmTrust will continue for a transition period. Mr. Caviet has entered into a provisional employment agreement with us for the term of the transition period, as described in more detail below, under which he will gradually transition his responsibilities to his replacement at AmTrust while simultaneously increasing his involvement with us. We have entered into employment agreements with Mr. Tait, Mr. Turin and Mr. Bolz and we had an employment agreement with Mr. Gaito while he was employed by us. Additionally, we are currently negotiating a definitive long-term employment agreement with Mr. Caviet.

We had agreed to reimburse AmTrust for a proportionate share (based on the amount of time he devoted to our company) of Mr. Pipoly’s current base salary, which is $300,000, for Mr. Pipoly’s service as our interim Chief Financial Officer during the transition period and until our permanent Chief Financial Officer, Michael Tait, began his employment with us on November 6, 2007. Since the time that Mr. Pipoly devoted to the Company was limited during the transition period, we and AmTrust have agreed that there would be no obligation to reimburse AmTrust for that time.

Executive Compensation

Our executive compensation policy includes the following elements:

Salary.  The base salaries we provide to our named executive officers are designed to provide an annual salary at a level consistent with individual experience, skills and contributions to our business. The annual base salary of each of the named executive officers is set in each of their employment agreements and will be reviewed on an annual basis.

With respect to Mr. Caviet’s salary for 2007, we have agreed to reimburse AmTrust for the proportionate amount of time that Mr. Caviet devoted to the Company based on his current annual salary of £250,000 ($498,675 based on an exchange rate of $1.9947 per 1.0 U.K. Pound on April 4, 2008). With respect to Mr. Turin’s salary for 2007, the Compensation Committee considered his contributions to the Company, including his efforts in organizing the Company’s initial equity offering and assisting in the preparation of its resale shelf registration statement, his role in the negotiation of our agreements with AmTrust and his subsequent efforts in establishing and building the Company during its initial start-up period. With respect to Mr. Tait’s salary for 2007, the Compensation Committee considered his contributions as Chief Financial Officer including his assistance with the preparation of the Company’s resale shelf registration statement and improvements in the Company’s financial reporting capabilities. With respect to each of Mr. Gaito’s and Mr. Bolz’ salary for 2007, the Compensation Committee considered each of their contributions and efforts in building the Company’s capabilities and its positioning in the market as underwriting officers of Maiden Insurance.

Bonus.  We believe that bonuses should be dependent on, and strictly tied to, the Company’s performance and should only be paid in the event of superior performance. Our bonus policy awards each named executive officer for his individual contribution to our profits for the fiscal year. The Compensation Committee, acting without participation by the affected executives, will approve bonus payments for the named executive officers based on each executive’s personal contribution to the Company’s profits during the fiscal year, which, with the exception of Mr. Turin’s bonus payment, will not be less than 20% of the respective salaries we pay them. We believe that the policy of paying a minimum bonus of 20% of each executive officer’s salary helps us attract qualified employees and provide an additional incentive for them to join a start-up company with a limited track record. The definitive employment agreements for each of our named executive officers do not specify or, in the case of Mr. Caviet, is not expected to specify a maximum bonus that can be awarded. The Compensation Committee has approved bonus payments of $100,000, $12,500, $11,451 and $8,602 for Mr. Turin, Mr. Tait, Mr. Gaito and Mr. Bolz, respectively, with respect to 2007. Mr. Caviet’s bonus payment for 2007 will be determined by the Compensation Committee upon his entering into a definitive employment agreement with us by June 30, 2008.

Long-Term Incentive Program.  We believe that the use of common shares and share-based awards offers the best approach to achieving our compensation goals as equity ownership ties a considerable portion of a named executive officer’s compensation to the performance of our common shares. We have not adopted share ownership guidelines for our named executive officers. We have adopted a share incentive plan, as described below, which provides the principal method for our named executive officers to acquire equity interests in the Company.

2007 Share Incentive Plan.  Our Board of Directors and shareholders have adopted the 2007 Share Incentive Plan. The Plan is intended to award our employees and named executive officers with proprietary interests in the Company and to provide an additional incentive to promote our success and to remain in our service. The 2007 Share Incentive Plan authorizes us to grant incentive share options, non-qualified share options and restricted share awards to our employees, officers, directors and consultants. Our Compensation Committee oversees the administration of the Plan. 2,800,000 or our common shares are reserved for issuance under the 2007 Share Incentive Plan, of which no more than 700,000 may be used for restricted share awards. We have granted options to purchase 868,000 shares in the aggregate to our senior executives, non-employee directors and other persons.

Share Options.  On June 26, 2007, we awarded 300,000 options to Mr. Caviet, 50,000 options to Mr. Pipoly, and 75,000 options to Mr. Turin at an exercise price of $10.00 per share. On October 23, 2007, we awarded Mr. Gaito and Mr. Bolz 150,000 and 50,000 options, respectively, at an exercise price of $10.00 per share. On November 6, 2007, we awarded Mr. Tait 50,000 options at an exercise price of $10.00 per share. On March 24, 2008, we awarded Mr. Turin an additional 75,000 options at an exercise price of $10.00 per share. The options were granted under the 2007 Share Incentive Plan and will vest under the schedule described below.

With respect to Mr. Caviet’s option grant in 2007, the Compensation Committee considered his contributions, including his contributions to the Company’s initial equity offering and his role in establishing and building the Company during its initial start-up period, as well as his expected future contributions to the Company and the time that he devoted to the Company as Chief Executive Officer. With respect to Mr. Pipoly’s option grant in 2007, the Compensation Committee considered his efforts in assisting with the Company’s initial equity offering. With respect to Mr. Turin’s option grants in 2007, the Compensation Committee considered his contributions as well as his expected future contributions to the Company, including his efforts in organizing the Company’s initial equity offering and assisting in the preparation of its resale shelf registration statement, his role in the negotiation of our agreements with AmTrust and his subsequent efforts in establishing and building the Company during its initial start-up period. With respect to Mr. Tait’s option grant in 2007, the Compensation Committee considered his contributions as well as his expected future contributions to the Company as Chief Financial Officer, including his assistance with the preparation of the Company’s resale shelf registration statement and improvements in the Company’s financial reporting capabilities. With respect to each of Mr. Gaito’s and Mr. Bolz’ option grant in 2007, the Compensation Committee considered each of their contributions as well as their expected future contributions and their efforts in building the Company’s capabilities and its positioning in the market as underwriting officers of Maiden Insurance.

To the extent permitted by law, the share options are incentive stock options within the meaning of section 422 of the Code. Share options were granted at an exercise price equal to the fair market value of our common shares on the date of grant as determined by our Board of Directors based on the share price of our private offering. We expect that future grants will have an exercise price equal to the fair market value of our common shares on the date of grant. For determining the expense to record on our books of record, we used the Black-Scholes method consistent with FAS 123R accepted methodology, and we expect the same will apply to future grants. Inputs into the calculation revolving around volatility were computed using statistics for other similar size public companies. Under the 2007 Share Incentive Plan, unless otherwise determined by the Compensation Committee and provided in an award agreement, 25% of the options will become exercisable on the first anniversary of the grant date, with an additional 6.25% of the options vesting each quarter thereafter based on the executive’s continued employment over a four-year period, and will expire ten years (five years in the case of options intended to qualify as incentive stock options that are issued to any person who owns shares representing more than 10% of the total combined voting power of all classes of our shares) after the date of grant.

Restricted Shares.  Our Board of Directors may in the future elect to make grants of restricted shares to our named executive officers. Under the 2007 Share Incentive Plan, unless otherwise determined by the Compensation Committee and provided in an award agreement, 25% of the restricted share award will become exercisable on the first anniversary of the grant date, with an additional 6.25% of the restricted share award vesting each quarter thereafter based on the executive’s continued employment over a four-year period.

Retirement Plan.  We do not provide either a qualified or non-qualified pension plan for our named executive officers. However, it is intended that all of our employees will be eligible to participate in pension plans which will be established on their behalf.

Change in Control and Severance Arrangements.  The provisional employment agreement for our chief executive officer does not contain change in control provisions, nor do we intend to include such provisions in the definitive employment agreement for Mr. Caviet. We do not maintain change in control agreements with any of our named executive officers. We do not provide any other severance benefits, other than as may be provided in an executive’s employment agreement.

Perquisites and Other Benefits.  As a general matter, we limit the use of perquisites in compensating our senior management. We maintain health and welfare programs to provide life, health and disability benefits to our employees. Our named executive officers participate in these plans on the same terms as other employees. Under the terms of the employment agreements, we reimburse Messrs. Caviet, Turin, Tait, Gaito and Bolz for reasonable travel and out-of-pocket expenses that they incur in the performance of their functions, duties and responsibilities.

SUMMARY COMPENSATION TABLE FOR 2007

Name and Principal Position	Year	Salary	Bonus		Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Max G. Caviet, President and Chief Executive Officer(2)	2007	$—	$—	(3)	$147,750	$0	n/a	$—		$147,750	(3)
Michael J. Tait, Chief Financial Officer	2007	$30,365	$37,500	(4)	$6,576	$0	n/a	$0		$74,441
Ronald E. Pipoly(5)	2007	$—	$—		$24,265	$0	n/a	$0		$24,265
Ben Turin, Chief Operating Officer, General Counsel and Secretary	2007	$137,500	$100,000		$36,938	$0	n/a	$49,173	(7)	$323,611
Joseph T. Gaito, Senior Vice President and Chief Underwriting Officer of Maiden Insurance(6)	2007	$57,258	$11,451		$25,109	$0	n/a	$10,813	(7)	$104,631
James A. Bolz, Senior Vice President — Underwriting of Maiden Insurance	2007	$43,011	$8,602		$8,250	$0	n/a	$14,449	(7)	$74,312

(1)	The values of the stock options were based on a projected Black-Scholes value of $3.94 per share in respect of the options issued to Mr. Caviet, Mr. Pipoly and Mr. Turin and $3.52 per share in respect of the options issued to Mr. Tait, Mr. Gaito and Mr. Bolz. All stock options were granted under our 2007 Share Incentive Plan. We account for the 2007 Share Incentive Plan under SFAS No. 123R “Share Based Payments.” The value reported under “Option Awards” is the amount we expensed during 2007 for each named executive officer’s stock options.
(2)	We have agreed to reimburse AmTrust for the proportionate amount of time that Mr. Caviet devotes to the Company and his costs for commuting to our office in Bermuda and associated lodging expenses during the transition period. Since July 2007, Mr. Caviet devoted approximately 25% of his time to the Company and we will reimburse AmTrust £31,250 (approximately $62,334 based on an exchange rate of $1.9947 per 1.0 U.K. Pound on April 4, 2008) for that time. We will also reimburse AmTrust $30,000 for commuting and associated lodging expenses. No payment to AmTrust has been made for this purpose yet.
(3)	The bonus payment for Mr. Caviet for 2007 has not been determined by the Board of Directors yet. Mr. Caviet’s bonus payment for 2007 will be determined by the Board of Directors upon his entering into a definitive employment agreement with us by June 30, 2008.
(4)	Includes a signing bonus of $25,000 awarded to Mr. Tait upon joining the Company.
(5)	Mr. Pipoly was our interim Chief Financial Officer until November 2007. We had agreed to reimburse AmTrust for the proportionate amount of time that Mr. Pipoly devoted to the Company during the transition period and until our permanent Chief Financial Officer began his employment with us on November 6, 2007. Since the time that Mr. Pipoly devoted to the Company was limited during the transition period, we and AmTrust have agreed that there would be no obligation to reimburse AmTrust for that time.
(6)	Mr. Gaito resigned from his positions with us effective April 1, 2008. Mr. Gaito’s bonus for 2007 and his options awarded in 2007 will not be forfeited.
(7)	Amounts reimbursed to employees for costs of commuting to our office in Bermuda and associated lodging expenses.

GRANTS OF PLAN-BASED AWARDS IN 2007

Name	Grant Date	Stock Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (per Share)	Grant Date Fair Value of Stock and Option Awards(1)
Max G. Caviet	June 26, 2007	300,000	$10.00	$1,182,000
Michael J. Tait	November 6, 2007	50,000	$10.00	$176,000
Ronald E. Pipoly(2)	June 26, 2007	50,000	$10.00	$197,000
Ben Turin	June 26, 2007	75,000	$10.00	$295,000
Joseph T. Gaito(3)	October 23, 2007	150,000	$10.00	$528,000
James A. Bolz	October 23, 2007	50,000	$10.00	$176,000

(1)	The values of the stock options were based on a projected Black-Scholes value of $3.94 per share in respect of the options issued to Mr. Caviet, Mr. Pipoly and Mr. Turin and $3.52 per share in respect of the options issued to Mr. Tait, Mr. Gaito and Mr. Bolz.
(2)	Mr. Pipoly was our interim Chief Financial Officer until November 2007.
(3)	Mr. Gaito resigned from his positions with us effective April 1, 2008. Mr. Gaito’s options awarded in 2007 will not be forfeited.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Max G. Caviet	0	300,000	(1)	0	$10.00	June 26, 2017
Michael J. Tait	0	50,000	(1)	0	$10.00	November 6, 2017
Ronald E. Pipoly(2)	0	50,000	(1)	0	$10.00	June 26, 2017
Ben Turin	0	75,000	(1)	0	$10.00	June 26, 2017
Joseph T. Gaito(3)	0	150,000	(1)	0	$10.00	October 23, 2017
James A. Bolz	0	50,000	(1)	0	$10.00	October 23, 2017

(1)	Under the 2007 Share Incentive Plan, 25% of the options will become exercisable on the first anniversary of the grant date, with an additional 6.25% of the options vesting each quarter thereafter based on the executive’s continued employment over a four-year period, and will expire ten years after the date of grant.
(2)	Mr. Pipoly was our interim Chief Financial Officer until November 2007.
(3)	Mr. Gaito resigned from his positions with us effective April 1, 2008. Mr. Gaito’s options awarded in 2007 will not be forfeited.

None of our named executive officers exercised any options in 2007.

Employment Agreements

Below is a summary of the employment agreements we have entered into with certain of our named executive officers. We do not currently maintain key man life insurance policies with respect to any of our senior management.

Max G. Caviet

We have entered into a provisional employment agreement with Mr. Caviet under which he has agreed to serve as our President and Chief Executive Officer. The term of the employment agreement will end upon the expiration of the transition period (which is not expected to extend beyond June 30, 2008) unless terminated earlier pursuant to the terms of the employment agreement. Mr. Caviet continues to work for AmTrust during the transition period and receives cash compensation from AmTrust during such period, but is gradually transitioning his responsibilities to others at AmTrust while simultaneously increasing his involvement with us, and the Company will reimburse AmTrust for the proportionate amount of time that Mr. Caviet devotes to the Company during the transition period. Mr. Caviet’s cash compensation is based on his current annual salary of £250,000 ($498,675 based on an exchange rate of $1.9947 per 1.0 U.K. Pound on April 4, 2008). We are currently negotiating and expect to enter into a definitive employment agreement with Mr. Caviet. If we do not sign a definitive employment agreement with Mr. Caviet before the end of the transition period, he will not continue as an employee of our Company after June 30, 2008.

Mr. Caviet was awarded 300,000 options pursuant to the 2007 Share Incentive Plan as described above. If Mr. Caviet does not enter into a definitive employment agreement with us by June 30, 2008, he will forfeit 250,000 of his options.

Under his provisional employment agreement, Mr. Caviet is eligible to receive a profit bonus as described above.

Under his provisional employment agreement, we are able to terminate Mr. Caviet’s employment at any time for “cause” and, upon such an event, we will have no further compensation or benefit obligation to Mr. Caviet after the date of termination. Cause is defined in the agreement as (i) a material breach of the employment agreement by the executive, but only if such breach is not cured within 30 days following written notice by the Company to the executive of such breach, assuming such breach may be cured; (ii) conviction of any act or course of conduct involving moral turpitude; or (iii) engagement in any willful act or willful course of conduct constituting an abuse of office or authority that significantly and adversely affects our business or reputation. No act, failure to act or course of conduct on the executive’s part will be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action, omission or course of conduct was in our best interests.

Under his provisional employment agreement, Mr. Caviet has agreed to keep confidential all information regarding the Company that he receives during the term of his employment and thereafter. Mr. Caviet also agreed that during his employment and for a three-year period beginning upon termination of his employment he will not solicit any of our customers with whom he had dealings or senior employees or solicit any entity that he knows has been contacted by us regarding a possible acquisition by us for purposes of acquiring that entity.

Michael J. Tait, Ben Turin and James A. Bolz

We have entered into employment agreements with Mr. Tait under which he has agreed to serve as our Chief Financial Officer, with Mr. Turin under which he has agreed to serve as our Chief Operating Officer, General Counsel and Secretary, and with Mr. Bolz under which he has agreed to serve as Senior Vice President – Underwriting of Maiden Insurance. The term of the employment agreement will end on October 23, 2009 (two years from the effective date) in the case of Mr. Bolz, on November 6, 2009 (two years from the effective date) in the case of Mr. Tait and April 1, 2010 (two years from the effective date) in the case of Mr. Turin, unless terminated earlier pursuant to the terms of the employment agreement. Each of the employment agreements will automatically renew for successive two year periods unless the Company or the employee provides adequate notice of its or his intention not to renew the employment agreement.

Mr. Tait’s annual base salary is $200,000, which is subject to annual review by the Board of Directors. Mr. Tait was awarded 50,000 options pursuant to the 2007 Share Incentive Plan as described above.

Mr. Turin’s annual base salary is $275,000, which is subject to annual review by the Board of Directors. Mr. Turin was awarded 150,000 options pursuant to the 2007 Share Incentive Plan as described above.

Mr. Bolz’ annual base salary is $250,000, which is subject to annual review by the Chief Executive Officer of the Company. Mr. Bolz was awarded 50,000 options pursuant to the 2007 Share Incentive Plan as described above.

Under their employment agreements, Mr. Tait, Mr. Turin and Mr. Bolz are each eligible to receive a profit bonus as described above.

Under their employment agreements, we are able to terminate Mr. Tait’s, Mr. Turin’s or Mr. Bolz’s employment at any time for “cause” and, upon such an event, we will have no further compensation or benefit obligation to Mr. Tait, Mr. Turin or Mr. Bolz after the date of termination. Cause is defined in the agreement as (i) a material breach of the employment agreement by the executive, but only if such breach is not cured within 30 days following written notice by the Company to the executive of such breach, assuming such breach may be cured; (ii) conviction of any act or course of conduct involving moral turpitude; or (iii) engagement in any willful act or willful course of conduct constituting an abuse of office or authority that significantly and adversely affects our business or reputation. No act, failure to act or course of conduct on the executive’s part will be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action, omission or course of conduct was in our best interests.

Under their employment agreements, Mr. Tait, Mr. Turin and Mr. Bolz have agreed to keep confidential all information regarding the Company that they receive during the term of their employment and thereafter. Messrs. Tait, Turin and Bolz also agreed that during their employment and for a two-year period beginning upon termination of their employment they will not solicit any of our customers with whom they had dealings or senior employees or solicit any entity that they know has been contacted by us regarding a possible acquisition by us for purposes of acquiring that entity.

DIRECTOR COMPENSATION FOR 2007

The following table provides the amount of compensation paid to the non-employee directors of the Company for 2007.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Barry D. Zyskind	$—	$—	$—	$—	$—	—	$—
Raymond M. Neff	40,000	—	40,920	—	—	—	80,920
Simcha Lyons	38,000	—	40,920	—	—	—	78,920
Yehuda L. Neuberger(4)	—	—	—	—	—	—	—
Steven H. Nigro	39,000	—	40,920	—	—	—	79,920

(1)	The amount represents annual cash retainer for board service and, as applicable, retainers for board committee service or service as chairman of a board committee and fees for attendance at board meetings and, as applicable, committee meetings.
(2)	The values of the stock options were based on a projected Black-Scholes value of $3.41 per share in respect of the options issued. We account for the 2007 Share Incentive Plan under SFAS No. 123R “Share Based Payments.” The value reported under “Option Awards” is the amount we expensed during 2007 for each director’s stock options. At December 31, 2007, Raymond Neff, Simcha Lyons and Steven Nigro held a total of 12,000 options to purchase our common shares at an exercise price of $10.00 per share. All such options will vest on the first anniversary of June 26, 2007, the date of grant.
(3)	The following table represents options awarded in 2007 and outstanding at December 31, 2007 for each director:

Name	Options Awarded	Options Outstanding at December 31, 2007
Barry D. Zyskind	0	0
Raymond M. Neff	12,000	12,000
Simcha Lyons	12,000	12,000
Yehuda L. Neuberger	0	0
Steven H. Nigro	12,000	12,000

(4)	Mr. Neuberger was not a member of the Board of Directors in 2007.

Director Compensation in 2007

We pay an annual retainer of $55,000 to each non-employee director of the Company. In addition, each non-employee director receives a fee of $2,000 for each meeting of the Board of Directors attended in person. Each non-employee director who chairs a committee also receives an annual retainer of $5,000, as well as $1,000 for each meeting of such committee of the board chaired. Each non-employee director receives a fee of $1,000 for attendance at each meeting of a committee of the Board of Directors on which he or she sits. We also reimburse our directors for reasonable expenses they incur in attending meetings of the Board of Directors or committees. Directors may also be eligible in the future for awards under the 2007 Share Incentive Plan. A director does not receive a fee for any Board of Directors meeting or committee meeting he or she does not attend in person or for any committee meeting he or she attends as a non-committee member. Employee directors receive no compensation for service on the Board of Directors or any board committee.

At the closing of the private offering, each non-employee director received an initial grant of 12,000 options under the 2007 Share Incentive Plan described above, to purchase our common shares with an exercise price equal to $10.00 per share, which the Board of Directors determined to be the fair market value of our shares on the date of grant based on the share price of our private offering, which closed on that date. On January 8, 2008, the date Mr. Neuberger joined our Board of Directors, Mr. Neuberger received a grant of 12,000 options under the 2007 Share Incentive Plan to purchase our common shares with an exercise price equal to $10.00 per share. For determining the expense to record on our books, we used the Black-Scholes method consistent with FAS 123R accepted methodology, and we expect the same will apply to future grants. These options will vest on the first anniversary of the grant. In the future, on the anniversary of the date he or she joined the Board of Directors, each non-employee director will receive an annual grant of 6,000 options to purchase our common shares with an exercise price equal to the fair market value on the grant date, which will vest on the first anniversary of the grant.

Mr. Zyskind has not accepted a retainer, any Board of Directors or committee fees or any options for his service as Chairman of our Board of Directors.

Compensation Committee Interlocks and Insider Participation

Mr. Nigro is the chairman of our Compensation Committee and the other members of our Compensation Committee are Messrs. Neff and Neuberger. During 2007:

•	None of our executive officers served as a member of the company committee of another entity, one of whose executive officers served on our Compensation Committee;
•	None of our executive officers served as a director of another entity, one of whose executive offices served on our Compensation Committee; and
•	None of our executive officers served as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of Maiden.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Steven H. Nigro, Chairman
Raymond M. Neff
Yehuda L. Neuberger

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Founding Shareholders and Related Agreements

We were formed in June of 2007. In connection with our formation and capitalization, we issued 7,800,000 of our common shares, then representing 100% of our outstanding common shares, to our Founding Shareholders, Barry D. Zyskind, George Karfunkel and Michael Karfunkel, in consideration of their collective investment of $50 million in us. Currently, the common shares held by the Founding Shareholders represent 13.1% of our outstanding common shares. In connection with our formation and capitalization, we also issued 10-year warrants to the Founding Shareholders to purchase up to an additional 4,050,000 common shares at an exercise price equal to $10.00 per share, which shares represent 6.4% of our common shares outstanding, assuming the exercise of all warrants. The shares held by the Founding Shareholders, together with the shares issuable upon exercise of the Founding Shareholders’ warrants, represent 18.6% of our outstanding common shares assuming the exercise of all warrants. All of the Founding Shareholders’ warrants will expire 10 years from the date of issuance. To the extent the Founding Shareholders exercise all or part of their warrants, our common shares issued upon such exercise will be subject to “lock-up” restrictions preventing transfer by the Founding Shareholders of any such shares for three years from the date of issuance of such warrants. The warrants were issued to our Founding Shareholders in recognition of the value received from them, which included the development of our business strategy, the development of the private offering to raise initial funds for our operations, and the recruitment of certain executives to us. The 4,050,000 common shares issuable upon exercise of the warrants is based on what we believed would be an acceptable percentage of common shares to grant to our Founding Shareholders upon exercise of the warrants to compensate them for their contributions to us.

We have granted registration rights to the Founding Shareholders for their benefit and the benefit of their direct and indirect transferees of shares.

Our transfer agent, American Stock Transfer & Trust Company, is controlled by George Karfunkel and Michael Karfunkel, two of our Founding Shareholders.

As described in this proxy statement, our Founding Shareholders, Michael Karfunkel, George Karfunkel and Barry Zyskind, are the Chairman of the Board of Directors, a Director and the Chief Executive Officer of AmTrust, respectively. The Founding Shareholders own or control approximately 59% of the outstanding shares of AmTrust.

Our Arrangements with AmTrust and Its Subsidiaries

Quota Share Agreement and Master Agreement

General.  On July 3, 2007 we entered into a master agreement with AmTrust, which was amended on September 17, 2007. Pursuant to the terms of the master agreement, as so amended, (i) AmTrust agreed to cause its Bermuda reinsurance affiliate, AII, to reinsure AmTrust’s insurance company subsidiaries (the “AmTrust Ceding Insurers”) to the extent required to enable AII to cede to Maiden Insurance Company, Ltd. (“Maiden Insurance”) 40% of the AmTrust Ceding Insurers’ gross written premiums in respect of covered business, net of the cost of unaffiliated inuring reinsurance (and net of commissions, in the case of IGI Insurance Company, Ltd. (“IGI”)), and 40% of the AmTrust Ceding Insurers’ Ultimate Net Loss related thereto, and (ii) we agreed to cause Maiden Insurance to reinsure such business.

In addition, on September 17, 2007, Maiden Insurance entered into the quota share reinsurance agreement (the “Quota Share Agreement”) with AII. Under the Quota Share Agreement, Maiden Insurance assumes through AII 40% of the gross written premiums, net of the cost of unaffiliated inuring reinsurance and, in the case of IGI, net of commissions, and 40% of the Ultimate Net Loss of each AmTrust Ceding Insurer. For the period from July 1, 2007 (the effective date of the Quota Share Agreement) through December 31, 2007, we assumed $247.3 million of written premium and $110.2 million of earned premium from AII under the Quota Share Agreement.

Quota Share and Limit of Liability.  Pursuant to the Quota Share Agreement, effective as of 12:01 a.m. on July 1, 2007 (the “Effective Time”), AII cedes to Maiden Insurance 40% of all Ultimate Net Loss each AmTrust Ceding Insurer incurs after July 1, 2007 as it relates to initial cession of unearned premium (in-force basis) and on a risk attaching basis as a result of premium cession on risks with policy inception dates after July 1, 2007 and during the term of the Quota Share Agreement under all of their respective workers’ compensation, specialty middle-market property and casualty (consisting of workers’ compensation, general liability, commercial property, commercial automobile liability and auto physical damage insurance placed through program underwriting agents), and specialty risk and extended warranty policies during the term of the Quota Share Agreement (the “Policies”). The lines of insurance included in the Policies are the only kinds of insurance that the AmTrust Ceding Insurers wrote at the time we entered into the Quota Share Agreement. Maiden Insurance’s maximum liability in respect of a single reinsured loss under a Policy (without taking into account loss adjustment expenses, Extra-Contractual Obligations and Loss in Excess of Policy Limits (both as defined below)) shall not exceed $2,000,000. In addition, Maiden Insurance will not reinsure any risk under a Policy if the AmTrust Ceding Insurer’s retention with respect to such risk exceeds $5 million except where Maiden Insurance expressly agrees otherwise. “Ultimate Net Loss” means the sum actually paid or to be paid by an AmTrust Ceding Insurer in settlement of losses for which it is liable, after making deductions for all unaffiliated inuring reinsurance, whether collectible or not, and all other recoveries, and shall include loss adjustment expenses, Extra-Contractual Obligations and Loss in Excess of Policy Limits. To date, Maiden Insurance has agreed to reinsure risks in one AmTrust program in which the AmTrust Ceding Insurer’s retention exceeds $5 million. This program insures construction latent defect risks in France, in which AmTrust’s maximum liability is €7.5 million per unit and €15.0 million per policy (approximately $11.6 million and $23.1 million, respectively, based on an exchange rate of $ 1.5409 per €1 on May 8, 2008) and Maiden’s maximum liability is 40% of these amounts.

For purposes of the Quota Share Agreement, “Extra-Contractual Obligations” means liabilities not covered under any other provision of the Quota Share Agreement and which arise from an action against AII, or, to the extent reinsured by AII, against an AmTrust Ceding Insurer, by an AmTrust Ceding Insurer’s insured, an assignee of an AmTrust Ceding Insurer’s insured or a third party claimant, by reason of alleged or actual negligence, fraud or bad faith on the part of AII or any AmTrust Ceding Insurer in handling a claim under a Policy (whether or not paid) subject to the Quota Share Agreement, but in each case excluding fraudulent or criminal acts by a director or executive officer of AII or of an AmTrust Ceding Insurer and criminal acts by AII or an AmTrust Ceding Insurer. “Loss Adjustment Expenses” means court costs, post-judgment interest, and allocated investigation, adjustment and legal expenses of AII related to and charged to a specific claim file, but shall not include general overhead expenses of AII or salaries, per diem and other remuneration of AII’s employees. “Loss in Excess of Policy Limits” means an amount that AII would have been contractually obligated to pay had it not been for the limit of the original Policy, as a result of an action against it, or, to the extent reinsured by AII, against an AmTrust Ceding Insurer, by an AmTrust Ceding Insurer’s insured, an assignee of an AmTrust Ceding Insurer’s insured or a third party claimant, by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action, but in each case excluding fraudulent or criminal acts by a director or executive officer of AII or of an AmTrust Ceding Insurer and criminal acts by AII or an AmTrust Ceding Insurer. AmTrust’s existing excess of loss reinsurance for its workers’ compensation business includes coverage for extra-contractual obligations and losses in excess of policy limits within the coverage layers of 90% of $9 million in excess of the first $1 million of losses, 100% of $10 million in excess of $10 million of losses and 90% of $110 million in excess of $20 million of losses. AmTrust has agreed to use commercially reasonable efforts to maintain excess reinsurance providing substantially the same protection as it currently maintains with respect to Extra-Contractual Obligations and Loss in Excess of Policy Limits during the term of the Quota Share Agreement.

Premium and Ceding Commission.  AII transferred to Maiden Insurance an amount equal to 40% of the portion of the direct premiums attributable to the Policies that was unearned as of the Effective Time. Pending receipt of such amount, Maiden Insurance did not earn investment income on such amount. However, as of the Effective Time, Maiden Insurance began earning premiums from such amount as the unearned premiums included therein are earned over the term of the underlying Policies. AmTrust and Maiden have agreed that, if the mix of the lines of insurance business ceded under the Quota Share Agreement, as determined from time to time, differs materially from the mix as of the effective date of the Quota Share Agreement, the parties will negotiate in good faith an appropriate adjustment to the ceding commission rate payable by Maiden Insurance.

In addition, during the term of the Quota Share Agreement, AII cedes to Maiden Insurance 40% of the AmTrust Ceding Insurers’ gross written premiums in respect of business covered under the Quota Share Agreement, net of the cost of unaffiliated inuring reinsurance (and, in the case of IGI, net of commissions paid by IGI under its Policies) (the “Subject Premium”).

Maiden Insurance pays to AII a ceding commission equal to 31% of the ceded Subject Premium. AII has agreed that the ceding commission includes provision for all commissions, taxes, assessments (other than assessments based on losses of an AmTrust Ceding Insurer) and all other expenses of whatever nature, except loss adjustment expenses.

Cessions of Additional Lines of Business.  AmTrust has agreed that, if the AmTrust Ceding Insurers elect to write lines of insurance other than the Policies (“Additional Policies”), AII must offer Maiden Insurance the opportunity to reinsure the Additional Policies through AII pursuant to the Quota Share Agreement. Any Additional Policies that Maiden Insurance elects to reinsure pursuant to the Quota Share Agreement would be considered “Policies” for all purposes of the Quota Share Agreement and would be subject to all of the terms and conditions of the Quota Share Agreement, except that (a) the effective date of the reinsurance of the Additional Policies may be a date other than July 1, 2007 and (b) the formula to calculate the ceding commission payable in respect of the Additional Policies may be different than the ceding commission formula described in “— Premium and Ceding Commission” above.

Cessions by Additional AmTrust Affiliates.  If AmTrust acquires a majority interest in an insurance company (an “Additional Company”) that issues workers’ compensation, specialty middle-market property and casualty (consisting of workers’ compensation, general liability, commercial property, commercial automobile liability, and auto physical damage insurance placed through program underwriting agents) specialty risk and extended warranty policies, AmTrust has agreed to cause the Additional Company to cede to AII a quota share percentage of gross written premium, net of the cost of unaffiliated inuring reinsurance, and Ultimate Net Loss, sufficient to enable AII to cede 40% of the Additional Company’s gross written premiums in respect of business covered under the Quota Share Agreement to Maiden Insurance and Maiden Insurance has agreed to reinsure such business pursuant to the Quota Share Agreement. In addition, pursuant to the master agreement, if an Additional Company issues policies covering lines of insurance other than those described above (“Other Additional Company Policies”), AII must offer to Maiden Insurance the opportunity to reinsure the Other Additional Company Policies pursuant to the Quota Share Agreement. Any policies issued by an Additional Company and reinsured pursuant to the Quota Share Agreement would be considered “Policies” for all purposes of the Quota Share Agreement, and the Additional Company would be considered an “AmTrust Ceding Insurer” for all purposes of the Quota Share Agreement, except that (a) the effective date and time of the reinsurance of those policies may be a date and time other than the Effective Time and (b) the formula to calculate the ceding commission payable in respect of the Other Additional Company Policies may be different than the ceding commission formula described in “— Premium and Ceding Commission” above. The master agreement provides that AmTrust will cause AII to reinsure AIIC when all regulatory approvals required for AIIC to enter into a reinsurance agreement with AII have been obtained.

On December 7, 2007, AmTrust entered into an agreement to acquire the Unitrin Business Insurance unit (“UBI”) of Unitrin, Inc. (“Unitrin”), a publicly-held insurance holding company listed on the New York Stock Exchange. UBI writes commercial package, commercial auto, commercial general liability, umbrella, workers’ compensation and other commercial coverages through independent agents in 30 states in the Northwest, Midwest and South. The UBI acquisition includes the acquisition of three property and casualty insurance companies and a Texas Lloyd’s insurer (the “Acquired Companies”), and the acquisition of renewal rights from three other Unitrin-owned insurers (the “Non-Acquired Companies”). Unitrin will reinsure 100% of all pre-closing insurance liabilities of the Acquired Companies. AmTrust will assume the unearned premium associated with all in-force UBI policies issued by Unitrin through the Non-Acquired Companies. The closing of the transaction is subject to various regulatory approvals.

The UBI business does not fall within the lines of business subject to the Quota Share Agreement. We are in negotiations with AmTrust to reinsure the UBI business, subject to the parties’ agreement on the ceding commission and other terms and conditions specific to the UBI business.

Loans and Other Collateral.  In order to provide RIC, TIC and WIC (and AIIC, when AII begins reinsuring it) with credit for reinsurance on their statutory financial statements, AII, as the direct reinsurer of the AmTrust Ceding Insurers, has established trust accounts (“Trust Accounts”) for their benefit (and AII currently is establishing a Trust Account for AIIC’s benefit). Maiden Insurance has agreed to provide appropriate collateral to secure its proportional share under the Quota Share Agreement of AII’s obligations to the AmTrust Ceding Insurers to whom AII is required to provide collateral. This collateral may be in the form of (a) funds (which may include cash and investments) loaned by Maiden Insurance to AII on an unsecured basis, for deposit into the Trust Accounts, pursuant to a loan agreement between those parties, (b) assets transferred by Maiden Insurance, for deposit into the Trust Accounts, (c) a letter of credit obtained by Maiden Insurance and delivered to an AmTrust Ceding Insurer on AII’s behalf (a “Letter of Credit”), or (d) premiums withheld by an AmTrust Ceding Insurer at Maiden Insurance’s request in lieu of remitting such premiums to AII (“Withheld Funds”). Maiden Insurance may provide any or a combination of these forms of collateral, provided that the aggregate value thereof equals Maiden Insurance’s proportionate share of its obligations under the Quota Share Agreement with AII as described below. If collateral is required to be provided to any other AmTrust Ceding Insurers under applicable law or regulatory requirements, Maiden Insurance will provide collateral to the extent required, although Maiden Insurance does not expect that such collateral will be required unless an AmTrust Ceding Insurer is domiciled in the United States. Maiden Insurance currently is satisfying, and expects to satisfy, its collateral requirements under the Quota Share Agreement by making loans to AII pursuant to a loan agreement between those parties. As of December 31, 2007, Maiden Insurance had loaned funds in the amount of $113.5 million to AII, which was the largest amount outstanding from the date of the first advance under the loan agreement (December 18, 2007) through December 31, 2007. We recorded accrued interest of $240,000 on the loan during the period from May 31, 2007 to December 31, 2007.

The amount of collateral Maiden Insurance is required to maintain, which is determined quarterly, equals its proportionate share of (a) the amount of ceded paid losses for which AII is responsible to such AmTrust Ceding Insurer but has not yet paid, (b) the amount of ceded loss reserves (including ceded reserves for claims reported but not resolved and losses incurred but not reported) for which AII is responsible to such AmTrust Ceding Insurer, and (c) the amount of ceded reserves for unearned premiums ceded by such AmTrust Ceding Insurer to AII. One or more forms of security described above must be maintained in the sum of these amounts until Maiden Insurance is no longer liable for its proportionate share of such obligations. Pursuant to the master agreement, if Maiden Insurance provides collateral by depositing assets in a Trust Account, AmTrust has agreed to cause AII not to commingle Maiden Insurance’s assets with AII’s other assets and to cause the AmTrust Ceding Insurers not to commingle Maiden Insurance’s assets with the AmTrust Ceding Insurers’ other assets if an AmTrust Ceding Insurer withdraws those assets.

AII has agreed that, if an AmTrust Ceding Insurer returns to AII excess assets withdrawn from a Trust Account, drawn on a Letter of Credit or maintained by such AmTrust Ceding Insurer as Withheld Funds, AII will immediately return to Maiden Insurance its proportionate share of such excess assets. AII has further agreed that if the aggregate fair market value of the amount of Maiden Insurance’s assets held in the Trust Account, the face amount of the Letter of Credit and Maiden Insurance’s portion of the Withheld Funds (to the extent Maiden Insurance has utilized each such form of collateral) exceeds Maiden Insurance’s proportionate share of AII’s obligations, or if an AmTrust Ceding Insurer misapplies any such collateral, AII will immediately return to Maiden Insurance an amount equal to such excess or misapplied collateral, less any amounts AII has paid to Maiden Insurance as described in the first sentence of this paragraph. In addition, if an AmTrust Ceding Insurer withdraws Maiden Insurance’s assets from a Trust Account and maintains those assets on its books as withheld funds, AII has agreed to pay to Maiden Insurance all interest, dividends and other income received on those assets (except to the extent Maiden Insurance’s proportionate share of AII’s obligations to that AmTrust Ceding Insurer exceeds the value of the collateral Maiden Insurance has provided), and net of unpaid fees Maiden Insurance owes to AIIM and its share of fees owed to the trustee of the Trust Accounts.

The loan agreement, as amended on February 15, 2008, contains the following terms and conditions, among others:

•	Commitment. For so long as Maiden Insurance remains liable to AII for business reinsured under the Quota Share Agreement, Maiden Insurance shall make advances under the loan to AII with respect to each AmTrust Ceding Insurer to which AII is obligated to provide security. Such loan will be in an amount equal to Maiden Insurance’s proportionate share of collateral for AII’s obligations, unless Maiden Insurance elects to fund or provide for collateral other than through advances under the loan. AII is entitled to request advances under the loan quarterly. Any advances shall be made within 10 days of each such request.
•	Use of Proceeds. AII will deposit loan proceeds in the applicable Trust Account.
•	Interest. Interest on the outstanding amount of the loan accrues at a floating rate equal to the one-month London Interbank Offered Rate (“LIBOR”) plus 90 basis points per annum computed on the basis of a 360-day year of twelve 30-day months. Interest is payable quarterly not later than 10 days following the end of the quarter.
•	Maturity Date. Each loan advance shall mature on the earliest to occur of (a) the date that is ten years following the date such advance was made, (b) the date on which Maiden Insurance no longer is liable for a proportionate share of AII’s obligations to an AmTrust Ceding Insurer and (c) the date on which Maiden Insurance is no longer required to secure such obligations.
•	Automatic Reduction in Principal. If an AmTrust Ceding Insurer applies loan proceeds to pay claims or return premiums to policyholders, the outstanding principal amount of the loan automatically shall be reduced by such amount (as shall be Maiden Insurance’s obligation to pay AII under the Quota Share Agreement), and as of the date of such application interest thereon shall no longer accrue.
•	Prepayments of Principal. If, as of the end of a calendar quarter, the principal amount of the loan proceeds (including the undistributed earnings and interest thereon) plus the value of any other collateral that Maiden Insurance has provided with respect to an AmTrust Ceding Insurer exceeds Maiden Insurance’s proportionate share of AII’s obligations to such AmTrust Ceding Insurer, AII shall pre-pay advances under the loan with respect to such AmTrust Ceding Insurer in an amount equal to the lesser of the amount of such advances or such excess, net, in either case, of any amounts due and payable by Maiden Insurance under the Quota Share Agreement.
•	Effect of AII Payment Default under Quota Share Agreement and Loan Agreement. Maiden Insurance will not be required to continue to make advances on the loan to the extent that AII has failed to return to Maiden Insurance amounts owed under the Quota Share Agreement (including with respect to collateral) or the loan agreement.

AmTrust has agreed to guarantee the complete and timely performance of each of AII’s obligations to Maiden Insurance under the Quota Share Agreement relating to the collateral described above. Further, AmTrust has agreed to guarantee the complete and timely performance of each of AII’s obligations to Maiden Insurance under the loan agreement between Maiden Insurance and AII. If AII experiences a Company Change in Control (as defined below) and Maiden Insurance chooses not to terminate the Quota Share Agreement, AmTrust’s guarantee obligations will terminate immediately and automatically.

Term and Termination.  The initial term of the Quota Share Agreement is three years from the Effective Time. The Quota Share Agreement will automatically renew for successive three-year periods thereafter, unless either Maiden Insurance or AII notifies the other party of its election not to renew the Quota Share Agreement not less than nine months prior to the end of any such three-year period. In addition, Maiden Insurance and AII are entitled to terminate the Quota Share Agreement as described below.

Termination by Maiden Insurance.  Maiden Insurance may terminate the Quota Share Agreement if:

•	AII is 30 or more days in arrears on a payment due to Maiden Insurance under the Quota Share Agreement and AII fails to cure that breach within 30 days following notice thereof (an “AmTrust Payment Default”);
•	AII becomes insolvent or similarly financially impaired;
•	AII ceases writing new or renewal business and elects to run off its existing business or an insurance or other regulatory authority orders such party to cease writing new or renewal business;
•	either (a) an individual person, corporation or other entity, or a group of commonly controlled persons, corporations or entities, acquires, including through merger, directly or indirectly, more than fifty percent (50%) of the voting securities of AII or obtains the power to vote (directly or through proxies) more than fifty percent (50%) of AII’s voting securities, except if such individual person, corporation or other entity is under common control with AII, or (b) AmTrust no longer directly or indirectly controls the power to vote more than fifty percent (50%) of AII’s voting securities (a “Company Change of Control”); provided that in no event shall the acquisition, including through merger, of more than fifty percent (50%) of the voting securities of AmTrust or of the power to vote (directly or through proxies) more than fifty percent (50%) of the voting securities of AmTrust, or the merger, combination or amalgamation of AmTrust into any person, or similar transaction pursuant to which AmTrust shall not be the surviving entity, be deemed a Company Change of Control; or
•	the shareholders’ equity of AII and the AmTrust Ceding Insurers, in aggregate, is reduced to 50% or less of the amount of their aggregate shareholders’ equity at either the inception of the Quota Share Agreement or at the latest renewal or anniversary date of the Quota Share Agreement.

If Maiden Insurance terminates the Quota Share Agreement in these circumstances, the Quota Share Agreement will terminate in full. Termination as a result of an AmTrust Payment Default shall be effective upon not less than 10 days prior written notice, and termination as a result of any other event described above shall be effective upon not less than 30 days prior written notice. Maiden Insurance may not terminate the Quota Share Agreement as a result of such an event unless that event is continuing on the date it delivers its notice of termination to AII. Further, Maiden Insurance must exercise its termination right within 30 days (and within 10 days, in the case of an AmTrust Payment Default) following the date on which it has actual knowledge that such event occurred.

Termination by AII.  AII may terminate the Quota Share Agreement if:

•	Maiden Insurance is 30 or more days in arrears on a payment due to any AmTrust Ceding Insurer under the Quota Share Agreement and fails to cure that breach within 30 days following notice thereof (a “Maiden Insurance Payment Default”);
•	Maiden Insurance ceases writing new or renewal business and elects to run off its existing business or is ordered by a regulatory authority to do so;
•	Maiden Insurance becomes insolvent or similarly financially impaired;
•	either (a) an individual person, corporation or other entity, or a group of commonly controlled persons, corporations or entities, acquires, including through merger, directly or indirectly, more than fifty percent (50%) of the voting securities of Maiden Insurance or obtains the power to vote (directly or through proxies) more than fifty percent (50%) of the voting securities of Maiden Insurance, except if such individual person, corporation or other entity is under common control with Maiden Insurance or (b) Maiden Holdings no longer directly or indirectly controls the power to vote more than fifty percent (50%) of the voting securities of Maiden Insurance;
•	the shareholders’ equity of Maiden Insurance is reduced to 50% or less of the amount of its shareholders’ equity at either the Effective Time or at the latest renewal or anniversary date of the Quota Share Agreement; or

•	Maiden Insurance fails to maintain an A.M. Best rating of “A-” or better.

Termination as a result of a Maiden Insurance Payment Default shall be effective upon not less than 10 days prior written notice, and termination as a result of any other event described immediately above shall be effective upon not less than 30 days prior written notice. AII may not terminate the Quota Share Agreement as a result of such an event unless that event is continuing on the date it delivers its notice of termination to Maiden Insurance. Further, AII must exercise its termination right within 30 days (and within 10 days, in the case of a Maiden Insurance Payment Default) following the date on which it has actual knowledge that such event occurred.

Effect of Termination.  If a party elects to terminate the Quota Share Agreement (including as a result of the events described under “ — Termination by Maiden Insurance” and “ — Termination by AII” above), all reinsurance under the Quota Share Agreement with respect to those Policies shall remain in force until the expiration date, anniversary date, or prior termination date of the Policies, unless, not later than 30 days following the effective date of termination, AII elects that Maiden Insurance shall not be liable for any losses occurring under those Policies on and after the date of termination. If AII makes that election, within 30 days from the date of termination, then Maiden Insurance shall return to AII the unearned premium applicable to those Policies in force at the time and date of termination, less the unearned portion of the ceding commission paid thereon.

Maiden Insurance’s Right to Discontinue Reinsuring Business Written by an AmTrust Ceding Insurer.  If an AmTrust Ceding Insurer becomes insolvent or similarly financially impaired or ceases writing new or renewal business and elects to run off its existing business or an insurance or other regulatory authority orders such party to cease writing new or renewal business, or if an AmTrust Ceding Insurer Change in Control occurs with respect to any AmTrust Ceding Insurer, Maiden Insurance shall be entitled to elect not to reinsure any Policies issued or renewed by such AmTrust Ceding Insurer after the effective date of such event. For purposes of the Quota Share Agreement, an “AmTrust Ceding Insurer Change of Control” will be deemed to occur with respect to an AmTrust Ceding Insurer when either (a) an individual person, corporation or other entity, or a group of commonly controlled persons, corporations or entities, acquires, including through merger, directly or indirectly, more than fifty percent (50%) of the voting securities of such AmTrust Ceding Insurer or obtains the power to vote (directly or through proxies) more than fifty percent (50%) of the voting securities of such AmTrust Ceding Insurer, except if such individual person, corporation or other entity is under common control with the AmTrust Ceding Insurer, or (b) AmTrust no longer directly or indirectly controls the power to vote more than fifty percent (50%) of the voting securities of such AmTrust Ceding Insurer; provided that in no event shall the acquisition, including through merger, of more than fifty percent (50%) of the voting securities of AmTrust or of the power to vote (directly or through proxies) more than fifty percent (50%) of the voting securities of AmTrust, or the merger, combination or amalgamation of AmTrust into any person, or similar transaction pursuant to which AmTrust shall not be the surviving entity, be deemed an “AmTrust Ceding Insurer Change of Control.” If Maiden Insurance exercises this option (which it must exercise within 30 days following its knowledge of such event), all reinsurance of the business reinsured under the Quota Share Agreement written by the applicable AmTrust Ceding Insurer that is in force as of the date the event occurred will remain in effect until the expiration date, anniversary date or prior termination date of the related Policies, unless AII elects that Maiden Insurance will not be liable for any losses occurring under the Policies after the date the event occurred, in which case Maiden Insurance will return the unearned premium as of that date applicable to those Policies, less the unearned portion of the ceding commission paid thereon.

Mutual Opportunities.  The master agreement provides that on any occasion when we and AmTrust are both presented with opportunities to insure, reinsure or acquire the same book of business, each company will refer the opportunities to a committee of its independent directors to decide whether that company wishes to pursue the opportunity. See “ — Potential Conflicts of Interest with respect to Future Transactions.”

Excess of Loss Reinsurance

Effective January 1, 2008, we have a 45% participation in the working layer of AmTrust’s workers’ compensation excess of loss reinsurance program. The “working layer” of AmTrust’s excess of loss reinsurance program is the layer immediately above AmTrust’s retention. At present, the working layer is $9 million of losses and loss adjustment expenses per occurrence in excess of AmTrust’s $1 million per occurrence retention, subject to an annual aggregate deductible in the amount of $1.25 million. This participation was sourced through a reinsurance intermediary via open market placement in which competitive bids were solicited by an independent broker. The remaining 55% participation was placed with a single carrier. If we submit a proposal to AmTrust to provide excess reinsurance for higher layers, AmTrust has agreed to consider such proposal in its discretion.

Reinsurance of AmTrust Specialty Transportation Program

As of January 1, 2008, we have a 50% participation in a $4 million in excess of $1 million specialty transportation program written by AmTrust. This program provides primarily commercial auto coverage and, to a lesser extent, general liability coverage to private non-emergency para-transit and school bus service operators in New York State. The premium rates are rates developed by the Insurance Services Office, a third-party collector and provider of statistical, actuarial, underwriting and claims data for the property-casualty insurance industry. This participation was sourced through a reinsurance intermediary via open market placement in which competitive bids were solicited by an independent broker. Another broker market reinsurer holds the other 50% participation.

Asset Management Agreement

Maiden Insurance has entered into an asset management agreement with AIIM, an AmTrust subsidiary, pursuant to which AIIM has agreed to provide investment management services to Maiden Insurance. Pursuant to the asset management agreement, AIIM provides investment management services for an annual fee equal to 0.35% of average invested assets plus all costs incurred, except that this fee is not charged with respect to any assets invested in a hedge fund for which AmTrust or an affiliate earns a management fee or other compensation. We expect that a portion of our investment portfolio will be invested in hedge funds operated and managed by AmTrust. We will pay AmTrust a fee in connection with such investment. The annual fees associated with AmTrust’s current hedge fund are 1% of assets under management and 20% of all net gains. AmTrust receives a majority of these fees. The asset management agreement has an initial term of one year and is automatically renewable for additional one-year terms unless either party elects not to renew the agreement. Following the initial one-year term, the agreement may be terminated upon 30 days written notice by either party.

Reinsurance Brokerage Agreement

We have entered into a reinsurance brokerage agreement with AII Reinsurance Broker Ltd., a subsidiary of AmTrust. Pursuant to the brokerage agreement, AII Reinsurance Broker Ltd. provides brokerage services relating to the Quota Share Agreement for a fee equal to 1.25% of the premium reinsured from AII. The brokerage fee is payable in consideration of AII Reinsurance Broker Ltd.’s brokerage services. AII Reinsurance Broker Ltd. is not our exclusive broker. AII Reinsurance Broker Ltd. may, if mutually agreed, also produce reinsurance for us from other ceding companies, and in such cases we will negotiate a mutually acceptable commission rate.

IGI Intermediaries Limited Brokerage Services Agreement

We have entered into a brokerage services agreement with IGI Intermediaries Limited (“IGI Limited”), a subsidiary of AmTrust. Pursuant to the brokerage services agreement, IGI Limited provides marketing services to us which includes providing marketing material to potential policyholders, providing us with market information on new trends and business opportunities and referring new brokers and potential policyholders to us. A fee equal to IGI Limited’s costs in setting up to provide and in providing such services plus 8% is payable in consideration of IGI Limited’s marketing services. IGI Limited is not our exclusive broker.

IGI Intermediaries, Inc. Brokerage Services Agreement

We have entered into a brokerage services agreement with IGI Intermediaries, Inc. (“IGI Inc.”), a subsidiary of AmTrust. Pursuant to the brokerage services agreement, IGI Inc. solicits and submits proposals to us for reinsurance of specialized property and casualty programs underwritten by small insurers and managing general agents and refers and introduces brokers and potential insurance company cedents to us. A fee equal to IGI Inc.’s costs in setting up to provide and in providing such services plus 8% is payable in consideration of IGI Inc.’s marketing services. IGI Inc. is not our exclusive broker.

Amendment to Original Master Agreement

We entered into the master agreement with AmTrust at the time of our private offering. The original master agreement provided that Maiden Insurance would enter into two reinsurance agreements, in the forms attached as exhibits to the master agreement, with the AmTrust Ceding Insurers (one reinsurance agreement for the U.S. AmTrust Ceding Insurers and one for the non-U.S. AmTrust Ceding Insurers). Since that time, and prior to entering into the reinsurance agreements attached as exhibits to the original master agreement, we and AmTrust agreed to amend the master agreement in certain respects, including with respect to the terms of the reinsurance agreements that we and AmTrust would cause Maiden and the AmTrust Ceding Insurers, respectively, to enter into. The principal changes that we and AmTrust agreed to make are summarized below:

•	Parties to the Quota Share Agreement. Under the master agreement, as originally executed, Maiden Insurance would have reinsured the AmTrust Ceding Insurers directly. Under the Quota Share Agreement and amendment No. 1 to the master agreement (the “Amendment”), AII reinsures the AmTrust Ceding Insurers directly, and Maiden Insurance reinsures AII pursuant to the Quota Share Agreement. As a result of the Amendment, Maiden Insurance has no direct contractual relationship with the AmTrust Ceding Insurers and the Quota Share Agreement is not subject to the review and approval of the domiciliary insurance regulators of the U.S. AmTrust Ceding Insurers. Pursuant to the Amendment, AmTrust has agreed to cause AII and the AmTrust Ceding Insurers to take certain actions for the benefit of Maiden Insurance, and has agreed to guarantee AII’s obligations under the Quota Share Agreement relating to the collateral to be provided by Maiden Insurance and under the loan agreement between Maiden Insurance and AII. See “ — Quota Share Agreement and Master Agreement.”
•	Maximum Liability. Under the master agreement, as originally executed, Maiden Insurance’s maximum liability in respect of a single reinsured loss would not exceed $2 million, including liability for Loss Adjustment Expenses, Extra-Contractual Obligations and Losses in Excess of Policy Limits. Under the Amendment, the $2 million limit of liability does not include liability for Loss Adjustment Expenses, Extra-Contractual Obligations and Losses in Excess of Policy Limits, and there is no limit on Maiden Insurance’s maximum liability for these losses. However, AmTrust currently maintains excess of loss reinsurance for its workers’ compensation business covering extra-contractual obligations and losses in excess of policy limits, which coverage indemnifies AII and the AmTrust Ceding Insurers for 90% of $9 million in excess of the first $1 million of losses, 100% of $10 million in excess of $10 million of losses and 90% of $110 million in excess of $20 million of losses. AmTrust has agreed to use commercially reasonable efforts to maintain excess of loss reinsurance covering extra-contractual obligations and losses in excess of policy limits as currently in force. In addition, Maiden Insurance will not reinsure any risk under a Policy if the AmTrust Ceding Insurer’s retention with respect to such risk exceeds $5 million.
•	Scope of Extra-Contractual Obligations and Losses in Excess of Policy Limits. For purposes of the original reinsurance agreements, “extra-contractual obligations” and “losses in excess of policy limits” were defined to expressly exclude, among other acts, losses incurred by an AmTrust Ceding Insurer as a result of its bad faith or fraud or as a result of criminal acts. Under the Quota Share Agreement these terms are defined to include bad faith and fraud on the part of AII or an AmTrust Ceding Insurer, but exclude fraudulent and criminal acts by a director or executive officer of AII or of an AmTrust Ceding Insurer and criminal acts by AII or an AmTrust Ceding Insurer.
•	Ceding Commissions. For purposes of the original reinsurance agreements, ceding commissions included a provision for all assessments. Under the Amendment, assessments based on losses by the AmTrust Ceding Insurers are not covered by the ceding commission payment and Maiden Insurance would be obligated to indemnify AII for its proportionate share of such assessments.
•	Security. Under the original master agreement, Maiden Insurance intended to secure its obligations under the Quota Share Agreement with the U.S. AmTrust Ceding Insurers by depositing assets into trust accounts established for their benefit. Maiden Insurance and each of the U.S. AmTrust Ceding Insurers would have entered into a reinsurance trust agreement in order to accomplish the foregoing. Under the Amendment, Maiden Insurance has agreed to provide appropriate collateral to secure its proportional share of AII’s obligations to the AmTrust Ceding Insurers. Maiden Insurance may provide this collateral in various ways, and it currently is satisfying, and expects to satisfy, its collateral requirements by lending funds (which may include cash and investments) on an unsecured basis to AII pursuant to a loan agreement between those parties. AII would in turn deposit these funds in Trust Accounts that AII would establish for the benefit of the U.S. AmTrust Ceding Insurers. AII has agreed to return to Maiden Insurance any assets of Maiden Insurance that an AmTrust Ceding Insurer misapplies or retains, subject to certain deductions. AmTrust has agreed to guarantee all of AII’s obligations under the Quota Share Agreement relating to security provided for the benefit of the AmTrust Ceding Insurers (including the foregoing obligation) and the loan agreement. If AII experiences a change in control and Maiden Insurance chooses not to terminate the Quota Share Agreement, the guarantee is terminated.
•	Premiums Ceded. Under the original reinsurance agreements, commission expense incurred by IGI was not deducted from the premiums ceded to Maiden Insurance. Under the Quota Share Agreement, the premiums ceded to Maiden Insurance are net of commission expense incurred by IGI. IGI calculates and reports its loss ratio net of commission expense incurred.
•	Termination Events.
•	Payment Default. Under the original reinsurance agreements, in the event of a payment default by one party, the other party could terminate the reinsurance agreements, subject to a five-day cure period. Under the Quota Share Agreement, the cure period for a payment default is 30 days.
•	Change in Control of an AmTrust Ceding Insurer. Under the original reinsurance agreements, Maiden Insurance would have been permitted to terminate the reinsurance agreements, as to an AmTrust Ceding Insurer, if an unaffiliated person directly or indirectly acquired a majority interest in that AmTrust Ceding Insurer or if AmTrust no longer directly or indirectly controlled a majority interest in it. The reinsurance agreements would have remained in effect as to all AmTrust Ceding Insurers that did not experience the change in control. Under the Quota Share Agreement, Maiden Insurance may terminate the Quota Share Agreement in full if AII undergoes a change in control. If an AmTrust Ceding Insurer undergoes a change in control, Maiden Insurance may elect to no longer assume new business reinsured under the Quota Share Agreement written by that AmTrust Ceding Insurer, and the Quota Share Agreement will otherwise remain in effect.
•	Insolvency and Run-off. Under the original reinsurance agreements, Maiden Insurance would have been entitled to terminate the reinsurance agreements in full if any AmTrust Ceding Insurer became insolvent or similarly financially impaired or ceased writing new business or experienced a decrease in policyholders’ surplus of 50% or more. Under the Quota Share Agreement, Maiden Insurance is not entitled to terminate the Quota Share Agreement if the policyholders’ surplus of an AmTrust Ceding Insurer decreases by 50% or more. If an AmTrust Ceding Insurer becomes insolvent or similarly financially impaired or ceases writing new business, Maiden Insurance may elect to no longer assume new business reinsured under the Quota Share Agreement written by that AmTrust Ceding Insurer, and the Quota Share Agreement will otherwise remain in effect. If AII experiences any of these events except decrease in policyholder surplus of 50% or more, Maiden Insurance may terminate the Quota Share Agreement in full.
•	Decrease in Policyholders’ Surplus. Under the original reinsurance agreements, Maiden Insurance would have been permitted to terminate the reinsurance agreements in full if any AmTrust Ceding Insurer experienced a decrease in policyholders’ surplus of 50% or more. Under the Quota Share Agreement, Maiden Insurance is not entitled to terminate the Quota Share Agreement if the policyholders’ surplus of an AmTrust Ceding Insurer decreases by 50% or more. However, if the combined shareholders’ equity of AII and the AmTrust Ceding Insurers decreases by 50% or more, Maiden Insurance may terminate the Quota Share Agreement.

•	Time to Elect to Terminate. Under the original reinsurance agreements, there was no express time period during which a party was required to elect to terminate the reinsurance agreements upon the occurrence of a termination event. Under the Quota Share Agreement, the party must exercise the termination right within 30 days of its actual knowledge of the triggering event, or 10 days in the case of a payment default.

Amendment to Quota Share Agreement

The Quota Share Agreement originally provided for a ceding commission that was initially set at 31% of the ceded Subject Premium and would be adjusted every six months beginning July 1, 2008 and every six months thereafter, based on the net loss ratio of all business ceded under the Quota Share Agreement from the Effective Time through the date that is six months prior to the adjustment date. The 31% ceding commission rate would increase by 0.5% for every 1.0% decline in the net loss ratio below 60% up to a maximum ceding commission of 32%, and would decrease by 0.5% for every 1.0% increase in the net loss ratio above 60%, subject to a minimum ceding commission of 30%. Maiden Insurance and AII agreed to amend the Quota Share Agreement, effective July 1, 2007, to provide for a fixed ceding commission rate of 31% that may be adjusted if the mix of business ceded to us changes.

Amendment to Loan Agreement

The loan agreement originally provided interest to accrue on the funds loaned by Maiden Insurance to AII in an amount equal to the actual amount of dividends, interest and other income earned on the portion of the loan proceeds held in the Trust Accounts or in segregated accounts maintained by the AmTrust Ceding Insurers. To the extent that the principal amount of the loan proceeds (including the undistributed earnings and interest thereon) plus the value of any other collateral that Maiden Insurance provided with respect to an AmTrust Ceding Insurer exceeded Maiden Insurance’s proportionate share of AII’s obligations to such AmTrust Ceding Insurer, AII was obligated to pay such earnings and interest to Maiden Insurance quarterly, less any amounts due and payable by Maiden Insurance under the Quota Share Agreement or the Asset Management Agreement and less Maiden Insurance’s proportionate share of fees owed to the trustee of the Trust Accounts. On February 15, 2008, we amended the loan agreement to provide that the interest on the outstanding amount of the loan would accrue at a floating rate equal to one-month LIBOR plus 90 basis points per annum and that such interest would be payable quarterly not later than 10 days following the end of the quarter. At the time we amended the loan agreement, we did not expect the change in the interest rate to have a significant effect in the near term on the amount of interest payable on the loan. We cannot predict how the change will affect the amount of interest over longer periods.

Potential Conflicts of Interest with Respect to Future Transactions

Barry D. Zyskind, our Chairman of the Board of Directors, is the President and Chief Executive Officer of AmTrust and, together with George Karfunkel and Michael Karfunkel, owns approximately 59% of the outstanding common stock of AmTrust. Mr. Zyskind is also the son-in-law of Michael Karfunkel, who is a major shareholder and the non-executive Chairman of the board of directors of AmTrust. In addition, Max G. Caviet, our Chief Executive Officer, is currently employed by AmTrust (and Mr. Caviet is an executive of AmTrust) and is expected to continue to serve in his current position at AmTrust for a transition period which is not expected to extend beyond June 30, 2008. In addition, Mr. Caviet will continue to own options and equity in AmTrust. One of our directors, Yehuda L. Neuberger, is the son-in-law of George Karfunkel, who is a major shareholder and director of AmTrust, and Mr. Neuberger is employed by American Stock Transfer & Trust Company, a company controlled by George Karfunkel and Michael Karfunkel. Furthermore, other members of our executive management, including our Chief Operating Officer, are former managers of AmTrust. Conflicts of interest could arise with respect to business opportunities that could be advantageous to AmTrust or its subsidiaries, on the one hand, and us or our subsidiary, on the other hand. In addition, potential conflicts of interest may arise should the interests of AmTrust and Maiden Holdings diverge. From time to time, we and AmTrust may both be presented with opportunities to insure, reinsure or acquire the same book of business. Because of the overlaps between our and AmTrust’s shareholders and management, we and AmTrust have agreed that in such cases, the opportunities will be referred to a committee of independent directors of each company to decide whether that company wishes to pursue the opportunity.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of BDO Seidman, LLP, independent accountants, to be our independent auditors for the fiscal year ending December 31, 2008, subject to ratification by our shareholders.

For the period from May 31, 2007 through December 31, 2007, PricewaterhouseCoopers, an independent registered public accounting firm, served as our independent auditors.

A representative from each of PricewaterhouseCoopers and BDO Seidman, LLP will be present at the Annual General Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

Changes in Accountants

On May 12, 2008 (the “dismissal date”), we dismissed PricewaterhouseCoopers, the independent registered public accounting firm that audited our financial statements for the period from May 31, 2007 (the date of our incorporation) through December 31, 2007 (the “reporting period”), as our independent registered public accounting firm. Our Audit Committee participated in and approved the decision to change our independent registered public accounting firm.

PricewaterhouseCoopers’s report on our financial statements for the reporting period did not contain an adverse opinion or disclaimer and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the reporting period and up to the dismissal date, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference thereto in their report of the financial statements for such reporting period.

In addition, during the reporting period and up to the dismissal date, there have been no reportable events (as defined in Item 304(a)(1)(v) of the SEC’s Regulation S-K), except that the following deficiencies which aggregate to a material weakness in internal control over financial reporting (the “reportable event”) were identified:

•	Failure to give appropriate consideration to U.S. GAAP accounting rules or to have documentation of the basis for our opinion and conclusion regarding the application of U.S. GAAP;
•	Lack of an independent preparer and reviewer for various accounting tasks, including the preparation of the financial statements and disclosures; and
•	Lack of formality regarding certain controls surrounding the control environment.

Our Audit Committee had discussed the reportable event with PricewaterhouseCoopers.

We have authorized PricewaterhouseCoopers to respond fully to the inquiries of the successor accountant, BDO Seidman, LLP, concerning the subject matter of the reportable event.

We have requested that PricewaterhouseCoopers furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. We expect to file a copy of such letter as an exhibit to our Form 8-K that will be filed to report the change in our independent registered public accounting firm.

We engaged BDO Seidman, LLP on May 12, 2008 as our new independent registered public accounting firm. From the date of our incorporation and through to May 12, 2008, we have not consulted with BDO Seidman, LLP on any matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

Audit and Non-Audit Fees

Our Audit Committee approves the fees and other significant compensation to be paid to our independent auditors for the purpose of preparing or issuing an audit report or related work. Our Audit Committee also pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for us by our independent auditors, subject to the de minimis exceptions for non-audit services described in the Securities Exchange Act of 1934, as amended, which are approved by the Committee prior to the completion of the audit. Our Audit Committee reviewed and discussed with PricewaterhouseCoopers the following fees for services rendered for the period from May 31, 2007 through December 31, 2007 and considered the compatibility of non-audit services with PricewaterhouseCoopers’ independence. The following table presents the aggregate fees billed for professional services rendered to us by PricewaterhouseCoopers, our principal auditors for the period from May 31, 2007 through December 31, 2007. Other than as set forth below, no professional services were rendered or fees billed by PricewaterhouseCoopers during the period from May 31, 2007 through December 31, 2007.

PricewaterhouseCoopers	2007
Audit Fees(1)	$757,980.65
Audit-Related Fees(2)	—
Tax Fees(3)	—
All Other Fees(4)	—
Total	$757,980.65

(1)	Audit fees relate to professional services rendered for: (i) the audit of our annual financial statements and the reviews of our quarterly financial statements for the period from May 31, 2007 through December 31, 2007 and (ii) services performed in connection with filings of registration statements and securities offerings.
(2)	Audit-related fees relate to services rendered to us primarily related to benefit plan audits.
(3)	Tax fees relate to services rendered to us for tax compliance, tax planning and advice.
(4)	Other services performed include certain advisory services in connection with accounting research and do not include any fees for financial information systems design and implementation.

Pre-Approval Policies and Procedures of the Audit Committee

We and our Audit Committee are committed to ensuring the independence of the accountants, both in fact and in appearance.

Pursuant to its charter, the Audit Committee pre-approves all audit and permitted non-audit services, including engagement fees and terms thereof, to be performed for us by the independent auditors, subject to the exceptions for certain non-audit services approved by the Audit Committee prior to the completion of the audit in accordance with Section 10A of the Securities Exchange Act of 1934, as amended. The Audit Committee must also pre-approve all internal control-related services to be provided by the independent auditors. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to a specified cost level. Any material service not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved cost level, whether or not such services are included on the pre-approved list of services, must be separately pre-approved by the Audit Committee.

The Audit Committee may form and delegate to a subcommittee consisting of one or more members (provided that such person(s) are Independent Directors) its authority to grant pre-approvals of audit, permitted non-audit services and internal control-related services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all fees in the period from May 31, 2007 through December 31, 2007.

PROPOSAL 3:

AUTHORIZATION OF THE ELECTION OF DIRECTORS OF MAIDEN INSURANCE

Pursuant to the our bye-laws, with respect to any matter required to be submitted to a vote of the shareholders of any non-US subsidiary, which includes Maiden Insurance, a Bermuda company, we are required to submit a proposal relating to such matters to our shareholders and vote all the shares of Maiden Insurance in accordance with and proportional to such vote of our shareholders. Accordingly, our shareholders are being asked to consider this proposal.

Maiden Insurance’s board of directors consists of Max G. Caviet, our President and Chief Executive Officer and Ben Turin, our Chief Operating Officer, General Counsel and Secretary. The Company wishes to nominate and re-elect these directors to be directors of Maiden Insurance until the next annual general meeting of the shareholders of Maiden Insurance in 2009. Information about Mr. Caviet and Mr. Turin can be found on page 12 and page 18, respectively.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE NOMINEES NAMED ABOVE.

PROPOSAL 4:

AUTHORIZATION OF THE RATIFICATION OF INDEPENDENT AUDITORS
OF MAIDEN INSURANCE

The Board of Directors also proposes that the shareholders authorize the ratification of the appointment of BDO Seidman, LLP to serve as the independent registered public accounting firm of Maiden Insurance for the 2008 fiscal year.

For the period from the date of incorporation of Maiden Insurance through December 31, 2007, PricewaterhouseCoopers, an independent registered public accounting firm, served as the independent auditor of Maiden Insurance.

A representative from each of PricewaterhouseCoopers and BDO Seidman, LLP will be present at the Annual General Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

Information on the change in our accountants can be found on page 32.

ADDITIONAL MATTERS

Shareholders’ Proposals for the 2009 Annual General Meeting

A proposal by a shareholder intended for inclusion in our proxy materials for the 2009 Annual General Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by us at 48 Par-la-Ville Road, Suite 1141, Hamilton HM11 Bermuda, Attn: Corporate Secretary, on or before January 13, 2009, in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2009 Annual General Meeting of Shareholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at the above address on or before March 29, 2009. If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the meeting, in their discretion.

Annual Report and Financial Statements

A copy of our Annual Report for the fiscal year ended December 31, 2007, including audited financial statements set forth therein, is being sent to all our shareholders with this Notice of Annual General Meeting of Shareholders and Proxy Statement on or about May 13, 2008.

Other Business

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual General Meeting. However, if any other matters are properly brought before the Annual General Meeting, it is intended that the holders of proxies will vote thereon in their discretion.

APPENDIX A

Charter of the Audit Committee
of the Board of Directors of
Maiden Holdings, Ltd.

A. Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors of Maiden Holdings, Ltd. (the “Board”) to assist the Board in monitoring:

1.	the accounting and financial reporting processes of Maiden Holdings, Ltd. (the “Company”) and the audits of its financial statements;
2.	the independent auditor’s qualifications and independence;
3.	the performance of the Company’s internal audit function and independent auditors; and
4.	the compliance by the Company with legal and regulatoryrequirements.

The Committee shall prepare any reports required by applicable law and the rules of any securities exchange or automated inter-dealer quotation system on which the Company’s securities are traded.

B. Authority and Responsibilities

The Committee shall have the authority to select the independent auditor for the shareholders to appoint or reappoint. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Committee prior to the completion of the audit.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and other related services, to any advisors employed by the Committee, and for the ordinary administrative expenses of the Committee in carrying out its duties.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis.
2.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding the Company’s financial statements or accounting policies.
3.	Discuss with management and the independent auditor the Company’s quarterly financial statements, including the results of the independent auditor’s review of the quarterly financial statements.
4.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including related accounting and auditing principles, practices and disclosures, any significant changes in the

Company’s selection or application of accounting principles, practices and disclosures, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.
5.	Review and discuss annually reports from the independent auditors on:
a.	All critical accounting policies and practices to be used for the Company’s financial statements.
b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
c.	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
7.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
8.	If applicable, review disclosures made to the Audit Committee by the Company’s CEO and CFO about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.
9.	Review and approve all related party transactions as defined in applicable stock exchange rules, for actual or potential conflict of interest situations on an ongoing basis.

Oversight of the Company’s Relationship with the Independent Auditor

1.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.
2.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit. Approve in advance all services whether or not related to the audit, ensuring that prohibited non-audit services are not performed.
3.	The independent auditor shall submit to the audit committee annually a formal written statement delineating all relationships between the independent auditor and the Company (“Statement as to Independence”), addressing each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

Oversight of the Company’s Internal Audit Function

1.	Review the appointment and replacement of the internal auditor.
2.	Review the significant reports to management prepared pursuant to the internal audit function together with management’s responses and follow-up to these reports.
3.	Discuss with the independent auditor and management internal audit responsibilities, budget, qualifications and staffing and any recommended changes in the planned scope of the internal audit.
4.	Review for completion of annual regulatory requirements such as FDICIA, 12 CFR 9 (trust audits), corporate insurance coverage, and business continuity.

Compliance Oversight Responsibilities

1.	Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (communication of illegal acts) has not been implicated.
2.	Obtain reports from management, the Company’s internal auditor and the independent auditor that the Company is in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics, and advise the Board about these matters; review reports and disclosures of insider and affiliated party transactions; advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.
3.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company’s financial statements or accounting policies.
4.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
5.	Monitor the adequacy of the Company’s operating and internal controls as reported by management and the independent or internal auditors.

C. Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

D. Membership

The Committee shall be composed of at least one director and shall consist of no fewer than three members, appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. The Committee shall include a Committee Chairman. If a Chairperson is not designated or present, the members of the Committee may designate a Chairman by majority vote. The members of the Committee shall meet the independence and experience requirements of Section 10A(m)(3) or any successor provisions of the Exchange Act, the corporate governance standards of the NASDAQ Stock Market and the rules and regulations of the Commission. Committee members must be able to read and understand financial statements at the time of their appointment. At least one member of the Committee shall be an “audit committee financial expert” as defined by the Commission and applicable listing standards. Committee members may be replaced by the Board.

E. Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members of the Committee shall constitute a quorum for all purposes. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

APPENDIX B

Charter of the Compensation Committee
of the Board of Directors of
Maiden Holdings, Ltd.

A. Purpose

The role of the Compensation Committee (the “Committee”) is to discharge the responsibilities of the Board of Directors (the “Board”) of Maiden Holdings, Ltd. (the “Company”) relating to the compensation of the Company’s executive officers, to administer all plans of the Company under which Company securities may be acquired by directors, executive officers, employees and consultants and to produce the report on executive compensation in the Company’s annual proxy statement in accordance with applicable rules and regulations.

B. Functions

In order to carry out its mission and function, the Committee has the authority to perform the following tasks and processes, as well as any functions as shall be required of compensation committees by the rules of any securities exchange or automated inter-dealer quotation system on which any of the Company’s securities are traded and, if applicable, the Securities and Exchange Commission (the “SEC”). The tasks and processes are set forth as a guide, and not as minimum requirements, with the understanding that the Committee may supplement them as appropriate, or may choose to fulfill its responsibilities in other ways which it deems advisable in its business judgment.

1.	Annually review and approve for the chief executive officer (the “CEO”) and the other executive officers of the Company (i) the annual base salary level; (ii) the annual and/or quarterly incentive opportunity level, including the specific goals and amount; (iii) the equity compensation; (iv) employment agreements, severance arrangements, change in control agreements and indemnification agreements, if any such agreements or arrangements are proposed; and (v) any other benefits, compensation or arrangements. In reviewing and approving such compensation, the Committee will consider such factors as it deems appropriate in its business judgment, including the Company’s performance. The CEO may not vote on any of these matters relating to him or her and may not be present during discussions of his or her compensation.
2.	Annually review the performance of the CEO and other executive officers with input from the other independent directors, and review and approve goals and objectives for the CEO consistent with the Company’s objectives. The Committee shall prescribe such procedures as it determines necessary to conduct an evaluation of the CEO.
3.	Review and approve compensation packages for new corporate officers and termination packages for corporate officers.
4.	Review on a periodic basis the Company’s executive compensation (i) to ensure the attraction and retention of corporate officers; (ii) to ensure the motivation of corporate officers to achieve the Company’s business objectives, and (iii) to align the interests of key management with the long-term interests of the Company’s shareholders.
5.	Annually produce a compensation disclosure and analysis for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, and deliver such other reports or communications relating to compensation as may be required by applicable law, or which the Committee otherwise determines in its business judgment to be necessary or advisable.
6.	Recommend to the Board incentive compensation plans (including equity based plans), pension and profit sharing plans, stock purchase plans, bonus plans and similar programs.
7.	Consider management proposals regarding retirement, long-term disability and other management welfare and benefit plans.
8.	Review and establish an appropriate insurance coverage strategy for the Company’s directors and officers.

9.	Establish and recommend to the Board compensation packages for the Company’s non-employee directors.
10.	Approve the Company’s grants and awards to officers under the Company’s equity compensation plans, and authorize the Company to make grants to other employees under the Company’s equity compensation plans.
11.	Review all related party transactions involving compensatory matters.
12.	To the extent that a plan of the Company provides for administration by the Board or a committee of the Board, serve as the committee administering such plan.
13.	Periodically review its own performance and report regularly to the Board as to its activities.
14.	Review and reassess the adequacy of this Charter annually, and recommend and propose changes to the Board for approval.
15.	Review periodic reports from management on matters relating to the Company’s personnel appointments and practices.
16.	Perform any other activities consistent with this Charter, the Company’s Bye-laws and governing law as the Committee or the Board deems necessary or appropriate.

C. Composition

The Committee shall consist of at least two (2) directors. The members of the Committee shall be appointed by the Board and may be removed by the Board at its discretion. All members of the Committee shall, in the Board’s judgment, meet the applicable independence requirements of any securities exchange or automated inter-dealer quotation system on which any of the Company’s securities are traded, be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act of 1934, and be “outside directors” as defined by Section 162(m) of the Internal Revenue Code (the “Code”). Members of the Committee shall serve until their resignation, death, removal by the Board or until their successors are appointed. A Committee member shall be automatically removed without further action of the Board if the member ceases to be a director of the Company or is found by the Board no longer to be an “independent”, “non-employee” or “outside” director, as those terms are amended from time to time. The Committee shall include a Committee Chairman. If a Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote.

D. Meetings

The Committee shall meet either in person or telephonically at least twice per year at a time and place determined by the Chairman of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed appropriate or desirable by the Chairman of the Committee. It is expected that Committee members shall be present at all Committee meetings. The Committee Chairman may call a Committee meeting upon due notice of each other Committee member at least forty-eight (48) hours prior to the meeting. Attendance by a Committee member at any meeting called on less than 48 hours’ notice shall be deemed a waiver of notice unless such attendance is for the sole purpose of contesting the validity of such meeting. Members of senior management or others may attend meetings of the Committee at the invitation of the Chairman of the Committee and shall provide pertinent information as necessary. The Chairman of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman of the Committee will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may designate a non-voting Secretary or Acting Secretary for the Committee, who shall assist in the administration of meetings and prepare the minutes of such meeting as requested by the Committee.

A majority of the members of the Committee shall constitute a quorum for all purposes. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (i) any provision of this Charter; (ii) any provision of the Bye-laws or memorandum of association of the Company; or (iii) the laws of Bermuda.

E. Authority to Engage Advisors

The Committee shall have the resources and authority necessary to retain and approve the fees of legal and other advisors, including compensation consultants, as it deems necessary for the fulfillment of its responsibilities. Any communication between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

APPENDIX C

Charter of the Nominating and Corporate Governance Committee
of the Board of Directors of
Maiden Holdings, Ltd.

A. Purpose

The role of the Nominating and Corporate Governance Committee (the “Committee”) is to discharge the responsibilities of the Board of Directors (the “Board”) of Maiden Holdings, Ltd. (the “Company”) to ensure that the Board and its committees are appropriately constituted to meet their legal obligations to the shareholders and the Company. To this end, the Committee is responsible for (i) identifying and recommending to the Board individuals qualified to become Board and committee members; (ii) ensuring that a majority of the Board consists of individuals who are independent as required by applicable law and the rules of any securities exchange or automated inter-dealer quotation system on which any of the Company’s securities are traded and that members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent as required by applicable law and such rules, provided that the foregoing shall not be construed to discharge the Board’s responsibility under such law or rules to determine whether members of the Board or any committee are independent; (iii) recommending to the Board the Insider Trading Policy for the Company; (iv) developing and recommending to the Board a set of corporate governance principles applicable to the Company; (v) generally addressing corporate governance issues for the Board; and (vi) reporting regularly to the Board as to its activities.

B. Functions

The Committee shall have the following functions, as well as any functions as shall be required of nominating or corporate governance committees by the rules of any securities exchange or automated inter-dealer quotation system on which any of the Company’s securities are traded and, if applicable, the Securities and Exchange Commission (the “SEC”). The tasks and processes are set forth as a guide, and not as minimum requirements, with the understanding that the Committee may supplement them as appropriate, or may choose to fulfill its responsibilities in other ways which it deems advisable in its business judgment.

1.	To establish the criteria for Board membership, based on the nature, size and complexity of the Company and the stage of its development, from time to time, which may include one or more of the following:

Experience as a senior executive at a publicly traded corporation, management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional experience as the Committee shall determine shall qualify an individual for Board service.

In establishing these criteria, the Committee shall make every effort to ensure that the Board and its committees include at least the number of independent directors as is required by applicable standards promulgated by any securities exchange or automated inter-dealer quotation system on which any of the Company’s securities are traded and, if applicable, by the SEC.

2.	To periodically review the structure, size and composition of the Board and make recommendations to the Board with regard to any adjustments that are deemed necessary;
3.	To develop and recommend to the Board for its approval an annual Board and committee self-evaluation process to determine the effectiveness of the functioning of the Board and its committees, and oversee such annual self-evaluation process;
4.	To identify, recruit and recommend to the Board candidates for election to the Board at each annual meeting of shareholders or to fill vacancies on the Board or any committee thereof; to review candidates recommended by shareholders, establish the procedures by which such shareholder candidates will be considered by the Committee and publish these procedures in the Company’s annual meeting proxy statement; to conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;

5.	To develop, approve and periodically assess a process for shareholders to send communications to the Board;
6.	To receive recommendations of director candidates made by security holders of the Company and to recommend to the Board whether the Company should adopt a policy with respect to consideration of such candidates and, if so, to prepare that policy and the procedure to be followed by security holders in submitting such recommendations;
7.	To review the performance of the Board, its various committees, including the Committee, and management at least annually;
8.	To make recommendations to the Board regarding committee structure and delegated responsibilities included in the charter of each committee of the Board;
9.	To consider questions of possible conflicts of interest, including related prior transactions, of Board members and of senior executives;
10.	To receive and review an annual questionnaire furnished by each director identifying relationships between such director and members of his or her immediate family and the Company and recommending to the Board whether any such relationships are material or whether they satisfy the Board’s standards of independence;
11.	To determine (i) the appropriate schedule for regular executive sessions of the non-management directors, (ii) whether, in the event the Chairman of the Board is a member of management, a single presiding director shall be selected for all such executive sessions or whether a procedure should be used for selection of the presiding director, and (iii) a method to be disclosed by the Company for interested parties to be able to communicate concerns directly to the Chairman of the Board or, in the event the Chairman of the Board is a member of management, to the presiding director or to the non-management directors as a group;
12.	To recommend to the Board the appointment and removal of the members and chairs of the committees;
13.	To make recommendations on the structure of Board meetings and to oversee the Company’s processes for providing information to the Board;
14.	To consider matters of corporate governance and to develop and review periodically the Company’s corporate governance principles and codes of business conduct and ethics (as required by the rules of any securities exchange or automated inter-dealer quotation system on which any of the Company’s securities are traded and the SEC) and recommend to the Board any changes deemed appropriate;
15.	To recommend to the Board director retirement policies;
16.	To review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; and
17.	Perform any other activities consistent with this Charter, the Company’s Bye-laws and governing law, as the Committee or the Board deems necessary or appropriate.

C. Composition

The Committee shall be composed of two (2) or more directors, none of whom shall be an employee of the Company and each of whom shall, in the Board’s judgment, meet the independence requirements of any applicable law and the rules of any securities exchange or automated inter-dealer quotation system on which any of the Company’s securities are traded. The members of the Committee shall be appointed by the Board and may be removed by the Board at its discretion. Members of the Committee shall serve until their resignation, death, removal by the Board or until their successors are appointed. A Committee member shall be automatically removed without further action of the Board if the member ceases to be a director of the Company or is found by the Board no longer to meet applicable independence requirements. The Committee shall include a Committee Chairman. If a Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote.

D. Meetings

The Committee shall meet either in person or telephonically at least twice per year at a time and place determined by the Chairman of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed appropriate or desirable by the Chairman of the Committee. It is expected that Committee members shall be present at all Committee meetings. The Committee Chairman may call a Committee meeting upon due notice of each other Committee member at least forty-eight (48) hours prior to the meeting. Attendance by a Committee member at any meeting called on less than 48 hours’ notice shall be deemed a waiver of notice unless such attendance is for the sole purpose of contesting the validity of such meeting. Members of senior management or others may attend meetings of the Committee at the invitation of the Chairman of the Committee and shall provide pertinent information as necessary. The Chairman of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman of the Committee will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may designate a non-voting Secretary or Acting Secretary for the Committee, who shall assist in the administration of meetings and prepare the minutes of such meeting as requested by the Committee.

A majority of the members of the Committee shall constitute a quorum for all purposes. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (i) any provision of this Charter; (ii) any provision of the Bye-laws or memorandum of association of the Company; or (iii) the laws of Bermuda.

E. Authority to Engage Advisors

The Committee shall have the authority necessary, and shall have the appropriate funding from the Company, to select, retain, terminate and approve the fees of legal and other advisors, including director search firms, as it deems necessary for the fulfillment of its responsibilities. Any communication between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

□

PROXY

MAIDEN HOLDINGS, LTD.

Annual Meeting of Shareholders to be held June 4, 2008

This proxy is solicited on behalf of the Board of Directors

You are encouraged to specify your choices by marking the appropriate boxes. Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted "FOR" proposal (1), to elect six directors of Maiden Holdings, Ltd. (the "Company") to serve until the 2009 Annual General Meeting of Shareholders, "FOR" proposal (2), to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, "FOR" proposal (3), to authorize the Company, the sole shareholder of Maiden Insurance Company, Ltd. ("Maiden Insurance"), to elect two directors of Maiden Insurance to serve until the next annual general meeting of the shareholders of Maiden Insurance and "FOR" proposal (4), to authorize the ratification of the appointment of BDO Seidman, LLP as Maiden Insurance's independent registered public accounting firm for the fiscal year ending December 31, 2008.

The undersigned hereby appoints each of Barry D. Zyskind and Max G. Caviet as proxies of the undersigned, with full power of substitution, to vote all of the Shares of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM11, Hamilton, Bermuda, on June 4, 2008 at 3:00 p.m., and at any adjournment, postponement or continuation thereof; and hereby directs that this proxy be voted in accordance with the instructions herein and in the proxies' discretion on any other matters that may properly come before the meeting.

Please date, sign and promptly mail in the self-addressed return envelope. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

MAIDEN HOLDINGS, LTD.

June 4, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830300000000000000 8 060408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1 & 3. Election of Directors of Maiden Holdings, Ltd. and authorization of the election of Directors of Maiden Insurance Company, Ltd.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

Maiden Holdings, Ltd.
- ○ Barry D. Zyskind
- ○ Max G. Caviet
- ○ Raymond M. Neff
- ○ Simcha Lyons
- ○ Yehuda L. Neuberger
- ○ Stephen H. Nigro

Maiden Insurance Company, Ltd.
- ○ Max G. Caviet
- ○ Ben Turin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐
4. Authorization of the ratification of the appointment of BDO Seidman, LLP as Maiden Insurance Company, Ltd.'s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment, postponement or continuation thereof.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.